EXHIBIT NO.

                                     99.4


     Amended and Restated Agreement of Limited Partnership of Fastcom, LTd.































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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                  FASTCOM, LTD.

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP made as of the _____ day of _____________, 1997, by and among FASTCOM MANAGEMENT, INC., a Florida corporation, having a business address of 1641 Commerce Avenue North, St. Petersburg, Florida 33716, as the general partner (hereinafter referred to as the "General Partner") and those Persons who have executed this Agreement as limited partners (hereinafter collectively referred to as the "Limited Partners" and severally as "Limited Partner;" the said General Partner and Limited Partners are hereinafter collectively referred to as the "Partners" and severally as "Partner").

                                R E C I T A L S

A. A Certificate of Limited Partnership was filed on March 31, 1994, with the office of the Secretary of State of Florida, by the General Partner.

B. Pursuant to the Certificate of Limited Partnership, the General Partner and Datalinc as a Limited Partner formed a limited partnership under and subject to the laws of the State of Florida for the purposes of acquiring, owning, developing, constructing, managing, leasing, operating, and otherwise dealing with the Network (as hereinafter defined), and to own or lease such other realty, personalty and/or fixtures as reasonably may be related to the ownership or operation of the Network, and to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes.

C. Series 300 and Management Incentive Plan Special Limited Partners desire to be admitted as Limited Partners of the Limited Partnership.

D. The parties desire to enter into this Amended and Restated Agreement of Limited Partnership, to restate formally and express the terms and conditions of such limited partnership and their respective rights and obligations with respect thereto and to provide for the admission of the Limited Partners as Limited Partners of the Limited Partnership all as of the date first above written.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by each party to the others, the parties hereto, for themselves, their respective successors and assigns, hereby agree as follows:











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                                   ARTICLE I

                             CERTAIN DEFINED TERMS

     As used herein, the following terms shall have the following meanings:

     "ACT" shall mean the Florida Revised Uniform Limited Partnership Act.

     "ADJUSTED CAPITAL INVESTMENT" shall mean total cash Contributions of a Limited Partner to the Partnership less Distributions of any kind from the Partnership.

     "AFFILIATE" OR "AFFILIATED PERSON" shall mean, when used with reference to a specified person, (a) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person, (b) any person who is an officer, partner or trustee of, or which serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, (c) any person which, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified per on has a substantial beneficial interest and (d) a spouse or child living in the household of the specified person.

     "AGREEMENT" shall mean this Agreement of Limited Partnership, as amended from time to time, as the context requires. Words such as "herein,"
"hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     "BOOK VALUE" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

          a. The initial Book Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset, as determined by the contributing Partner and the Partnership;

          b. The Book Values of all Partnership assets shall be adjusted to equal their respective fair market values, as determined by the General Partner, in its sole and absolute discretion, as of the following times:

               (1) The acquisition from the Partnership, in exchange for more than a de minimus capital contribution, of (i) a Partnership Interest by an additional Partner, or (ii) an additional Partnership Interest by an existing Partner;

               (2) The distribution by the Partnership to a Partner of more than a de minimus amount of Partnership property other than money;

               (3) The termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b)(1)(B) on account of the sale or exchange of fifty percent (50%) or more of the interests in capital and profits of the Partnership within a twelve month period; and



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               (4) The Partnership's  ceasing to be a going concern (even though it may continue in existence for the purposes of winding up its affairs, paying its debts, and distributing any proceeds of the collection of its receivables to the Partners).

          c. If the Book Value of an asset has been determined or adjusted pursuant to this section, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

     "CAPITAL ACCOUNT" shall mean the Capital Account that shall be established, maintained and adjusted for each Partner in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Regulations. To that end, each Partner's Capital Account shall be credited with: (a) the amount of cash contributed to the Partnership by the Partner; (b) additional money contributed to the Partnership by the Partner; (c) the distributive share of Partnership Taxable Profit allocated to the Partner pursuant to Article IX; (d) the distributive share of Partnership Gross Income allocated to him pursuant to Article IX; and (e) the basis adjustment under Section 48(q)(2) of the Code allocated to him pursuant to
Article IX hereof. Each Capital Account shall be debited by: (i) Distributions made to the Partner pursuant to Article IX; (ii) the distributive share of Partnership Tax Loss allocated to the Partner pursuant to Article IX; (iii) the distributive share of Partnership Non-recourse Deductions allocated to the Partner pursuant to Article IX; (iv) the distributive share of any Partnership expenditures described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenses pursuant to Section 1.704-1(b)(2)(iv)(i) f the Regulations and not otherwise taken into account in computing Taxable Profit and Tax Loss, allocated to the Partner pursuant to Article IX; and (v) the basis adjustment under Section 48(q)(1) and (3) of the Code allocated to the Partner pursuant to
Article IX hereof. Increases or decreases in the Capital Accounts of the Partners to reflect a revaluation of Partnership property shall be made at the sole and absolute discretion of the General Partner and in accordance with
Section 1.704-1(b)(2)(iv)(f) of the Regulations. A transferee of Units shall succeed to the Capital Account relating to the Units transferred except to the extent provided in applicable Regulations. The foregoing provisions and any other provisions of this Partnership agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. To the extent that any provision of this Partnership Agreement is inconsistent with such Regulation, such Regulation (as the same may be amended or revised hereafter) shall control. If the General Partner shall determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto, are computed or maintained in order to comply with such regulations, the General Partner is authorized to make such modifications pursuant to Article IX. Any references in this Partnership Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

     "CAPITAL CONTRIBUTION" of a Partner shall mean the amount of cash contributed by such Partner to the Limited Partnership pursuant to Articles III and XV hereof.

     "CASH FLOW" in any fiscal year shall mean the net income in such period from operations of the Limited Partnership determined in accordance with Federal income tax principles consistently applied (not including Sale Proceeds or Refinancing Proceeds) plus:


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          a. depreciation;

          b. amortization of capitalized costs;

          c. other non-cash charges deducted in determining such net income, and

          d. the net reduction in the amount of any reserves or escrows described in "f" below;

     minus the following:

          e. principal payments on all secured and unsecured borrowings of the Limited Partnership;

          f. the amount of cash set aside for working capital, property replacement reserves and any other reserves reasonably deemed necessary by the General Partner; and

          g. any other cash expenditures or escrows (except distributions or payments to Partners) which have not been deducted in determining the net income of the Limited Partnership and which were not funded by borrowings.

     "CODE" shall mean the United  States  Internal,  Revenue Code of 1986,  the
Regulations   promulgated   thereunder  and  any  corresponding   provisions  of
subsequent law.

     "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     "DATALINC" means Datalinc, Ltd., a Florida limited partnership.

     "DATALINC UNITS" means the Units owned by Datalinc as described in the Memorandum. Holders of such Units are referred to herein as "DATALINC LIMITED PARTNERS."

     "DISTRIBUTION" shall mean any funds distributed to the Partners pursuant to this Agreement.

     "DOL" shall mean the United States Department of Labor.

     "EA Units" means the Early Investor Units as described in the Memorandum. Holders of such Units are referred to herein as "EA LIMITED PARTNERS."

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "GENERAL PARTNER" shall mean Fastcom, Inc., a Florida corporation, or any Person or Persons who or which, at the time of reference thereto, have been admitted as a successor to the interest of the General Partner or as an additional General Partner.


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     "GROSS ASSET VALUE" means,  with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

          (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Article IV hereof) by any new or existing Partner in exchange for more than a de minimus Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimus amount of Partnership Network as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations (0)(0) 1.704-1(b)(2)-(ii)(g);

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Value of any Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRC (0)(0)734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation (0)(0)1.704-1(b)(2)(iv)(m) and this Section hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section to the extent the General Partner determines that an adjustment pursuant to this Section 1.20(iv) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section.

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to this Section, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "GROSS INCOME" shall mean items of gross income which are included within the definition of gross income for the purposes of Section 1.704-1(b)(2)(iv) of the Regulations.

     "LIMITED PARTNER" shall mean any Person who is a Limited Partner at the time of reference thereto, including a Substituted Limited Partner. "Limited Partners" shall refer to all Limited Partners at the time of reference thereto.

     "LIMITED PARTNERSHIP" shall mean the limited partnership formed pursuant to the Certificate of Limited Partnership filed on March 31,1994, as said limited partnership may from time to time be constituted.

     "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record outstanding Units of any type within the aggregate more than a fifty percent (50%) interest in the Distributions of Cash Flow of the Partnership.


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     "MEMORANDUM" shall mean the disclosure and other documents given to Limited
Partners in connection with their investment in the Partnership.

     "MINIMUM GAIN" shall mean the aggregate gain (of whatever character), if any, that would be realized by the Partnership with respect to each Partnership asset if each Partnership asset was disposed of by the Partnership in a taxable transaction in full satisfaction of any Non-recourse Debt of the Partnership secured by such asset, and by then aggregating the amounts so computed. Such gain shall be determined by reference to the Book Value of each such property or asset (notwithstanding that the adjusted tax basis of such property or asset differs from its Book Value) and in accordance with Section 1.704-1(b)(4)(c) of the Treasury Regulations. A Partner's share of Partnership minimum gain shall equal the excess of (A) the sum of the non-recourse deductions allocated to such Partner and the aggregate distributions to such Partner of the proceeds of a non-recourse liability that are allocable to an increase in partnership minimum gain over (B) the sum of such Partner's aggregate share of net decreases in partnership minimum gain and such Partner's aggregate share of decreases in partnership minimum gain resulting from adjustments to the Book Value of property. A Partner's share of a net decrease in partnership minimum gain for a fiscal year shall equal an amount that bears the same relation to the net decrease in partnership minimum gain during such year as the Partner's share of partnership minimum gain at the end of the preceding fiscal year bears to the partnership minimum gain at the end of such preceding year. A Partner's share of any decrease in partnership minimum gain resulting from any adjustment in the Book Value of property described in subparagraph (ii) of the definition of "Book Value" shall equal the amount of the increase in such Partner's Capital Account attributable to such adjustment to the extent of the reduction in partnership minimum gain caused by such adjustment as determined under Section 1.704-1T(b)(4)(iv)(f) of the Treasury Regulations.

     "MIP SPECIAL LIMITED PARTNER UNITS" means the Management Incentive Plan Special Limited Partner Units as described in the Memorandum. Holders of such Units are referred to herein as "MIP SPECIAL LIMITED PARTNERS."

     "NEGATIVE CASH FLOW" shall mean the net loss from operations of the Limited Partnership determined in accordance with Federal income tax principles consistently applied (not including Sale Proceeds or Refinancing Proceeds), reduced by

          a. depreciation;

          b. amortization of capitalized costs;

          c. other non-cash charges deducted in determining such net loss; and

          d. the net reduction in the amount of any reserves or escrows described in "f" below;

increased by the following:

          e. principal payments on all loans, including but not limited to the Construction Loan, Permanent Loan and optional Loans and any other indebtedness of the Limited Partnership;

          f. the amount of cash set aside for working capital, property replacement reserves and any other reserves; and


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          g. any other cash  expenditures  or escrows (except  distributions  or payments to Partners, and escrows of Limited Partnership funds for property taxes taken into account in computing net loss), which have not been included in determining the net loss of the Limited Partnership and which were not funded by borrowings.

     "NETWORK" means the THRUCOMM Network as described in the Memorandum, including all tangible and intangible assets related thereto.

     "NETWORK MANAGEMENT AGREEMENT" shall mean the Management Agreement for the development of the Network Management Agreement shall be entered into between Fastcom, Inc., and the Limited Partnership, as more fully described in the Memorandum.

     "NETWORK MANAGEMENT FEE" shall mean the fee payable to the General Partner as managing agent as set forth in Section 5.2 hereof and more fully described in the Memorandum.

     "NON-DEDUCTIBLE EXPENDITURES" shall mean all items of Limited Partnership expenditure described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to the Regulations promulgated under Section 704(b) of the Code, including but not limited to any syndication expenses.

     "NON-RECOURSE DEBT" or "NON-RECOURSE LIABILITY" shall mean indebtedness secured by Partnership property for which neither the Partnership nor any Partner has any personal liability and for which no Partner nor any other person related to a Partner (within the meaning of Section 1.752-1T(h) and 1.704-1T(b)(4)(iv)(h) of the Regulations) has the economic risk of loss.

     "NON-RECOURSE DEDUCTIONS" shall mean the excess, if any, of the net increase in the amount of Minimum Gain during a partnership's taxable year, over the aggregate amount of any distributions during such year of proceeds of non-recourse liability that are allocable to an increase in Minimum Gain.
Section 1.704-1T(b)(4)(iv)(b) of the Regulations. The Non-recourse Deductions of the Partnership for a taxable year shall consist first of depreciation or cost recovery deductions with respect to items of Partnership property or other assets to the extent of the increase in Minimum Gain attributable to any Non-recourse Debt of the Partnership secured by such Partnership property or assets and, to the extent necessary, a pro rata portion of the Partnership's other items of loss, deduction and non-deductible expenditures under Section 705(a)(2)(B) of the Code (to the extent such non-deductible expenditures reduce Capital Accounts). Non-recourse Deductions shall be determined in accordance with the rules in Section 1.704-1T(b)(4)(iv) of the Regulations, and any subsequent rule or regulation governing the determination of Non-recourse Deductions.

     "OFFERING" shall mean the offer by the Limited Partnership to sell the Series 200 Units subject to the terms and conditions set forth herein.

     "OPTIONAL LOANS" shall mean the optional loans referred to in Section 5.10 hereof.

     "PARTNER" shall mean the General Partner or any Limited Partner and "PARTNERS" collectively refers to the General Partner and the Limited Partners.




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     "PARTNER  MINIMUM  GAIN"  means an amount,  with  respect  to each  Partner
Non-recourse  Debt,  equal to the Partnership  Minimum Gain that would result if
such  Partner   Non-recourse  Debt  were  treated  as  Non-recourse   Liability,
determined in accordance with Section 1.704- 1T(b)(4)(iv)(h) of the Treasury Regulations.

     "PARTNER   NON-RECOURSE   DEBT"  has  the  meaning  set  forth  in  Section
1.704-1T(b)(4)(17v)(k)(4) of the Treasury Regulations.

     "PARTNER NON-RECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704- (b)(4)(iv)(h)(3) to the Treasury Regulations. The amount of Partner Non-recourse Deductions with respect to a Partner Non-recourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Non-Recourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Non-recourse Debt to the extent such distributions are from the proceeds of such Partner Non-recourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Non-recourse Debt, determined in accordance with Section 1.704-1T(b)(4)(iv)(h)(3) of the Treasury Regulations.

     "PERSON" shall mean any individual, general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, successors and assigns thereof, where the context so admits.

     "PREFERRED RETURN" shall mean a 15% per annum cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing the date of closing of the Series 100 Unit offering. However, the Preferred Return is only payable if within three years from the Closing Date of the Series 100 Unit offering the Partnership (or a successor entity thereto with essentially the same business) has not done either of the following (a "Cut-Off Event"): a. Made aggregate Distributions of any kind to such Partners in an amount equal to their Adjusted Capital Investment, or b. Has not completed a successful public offering. If a Cut-Off Event has occurred, the Partnership's obligation to make a Preferred Return to the Series 100 Limited Partners will terminate. If the Partnership has made a successful public offering by such date, but the market value of securities owned by the Series 100 Limited Partners is less than their Adjusted Capital Investment based upon the public offering price of such securities (the "Difference"), the Series 100 Limited Partners will be issued securities with a first priority dividend and other payment right over all other securities holders equal to the Difference.

     "QUALIFIED   INCOME  OFFSET  ITEMS"  shall  mean  unexpected   adjustments,
allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

     "REFINANCING"   shall  mean  the  replacement,   increase,   consolidation,
modification or extension, etc. of any indebtedness on the Network.

     "REGULATIONS" shall mean regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REFINANCING PROCEEDS" shall mean the proceeds from a Refinancing after deducting the expenses incurred in connection with the receipt or collection thereof, the amounts thereof which are applied in reduction of Limited

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
Partnership liabilities and the amounts thereof which, in the sole discretion of the General Partner, are set aside for working capital, property replacement reserves and any other reserves reasonably deemed necessary by the General Partner.

     "SALE"  shall  mean  a  sale,   condemnation,   voluntary  or   involuntary
conversion, insured casualty or other disposition of the Network or any portion thereof.

     "SALE PROCEEDS" shall mean the proceeds from any Sale after deducting (a) expenses incurred in connection with the receipt or collection thereof, including, but not limited to, any brokerage commissions due to the General Partner as more fully described in the Memorandum, (b) in the case of a condemnation, voluntary or involuntary conversion and insured casualty, such portion thereof as is required to repair, restore or replace the Network or any portion thereof, (c) all amounts which are applied in reduction of Limited Partnership liabilities and (d) all amounts which, in the sole discretion of the General Partner, set aside for working capital, replacement reserves and any other reserves reasonably deemed necessary by the General Partner. Such reserves and any other reserves when the Partnership is liquidated shall be deemed Sale Proceeds.

     "SERIES 100 UNITS" means the Series 100 Units as described in the Memorandum. Holders of such Units are referred to herein as "SERIES 100 LIMITED PARTNERS."

     "SERIES 200 UNITS" means the Series 200 Units as described in the Memorandum. Holders of such Units are referred to herein as "SERIES 200 LIMITED PARTNERS."

     "SERIES 300 UNITS" means the Series 300 Units as described in the Memorandum. Holders of such Units are referred to herein as "SERIES 300 LIMITED PARTNERS."

     "SHARING RATIO" of any Limited Partner shall mean such Partner's pro rata share of the Capital Contributions of all of the same class of Limited Partners.

     "SUBSCRIPTION AGREEMENT" means the Subscription Agreement for the Series 300 Units.

     "SUBSTITUTED LIMITED PARTNER" shall mean any person admitted to the Limited Partnership as a Limited Partner pursuant to the provisions of Section 8.7 hereof.

     "SYNDICATION EXPENSES" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "TAXABLE PROFITS" OR "TAX LOSSES" shall be synonymous with "NET PROFIT" or "NET LOSSES" and shall mean for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Taxable Profits or Tax Losses pursuant to this section shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b) (2)(iv)(i), and not otherwise taken into account in computing Taxable Profits or Tax Losses pursuant to this section, shall be subtracted from such taxable income or loss;

          (iii) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis for such property differs from its Gross Asset Value;

          (iv) In lieu of the depreciation, amortization, and other cost recovery deduction taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance herewith; and

          (v) Notwithstanding any other provision of this section, any items which are specially allocated pursuant to Article IX hereof shall not be taken into account in computing Taxable Profits or Tax Losses.

     "TAX-EXEMPT INVESTOR" shall mean: (a) pension plans (as that term is defined in Section 3(2)(A) of ERISA), including qualified pension, profit-sharing and other employer retirement benefits plans (including Keogh [H.R. 10] Plans) and trusts, bank commingled trust funds for such plans and Individual Retirement Accounts, and (b) permitted transferees and permitted assigns of Units from a Person described in (a) above.

     "TREASURY REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "UNIT"   shall  mean  a  limited   partnership   interest  in  the  Limited
Partnership.


                                   ARTICLE II

                        CONTINUATION; PURPOSES; AND TERM

2.1  CONTINUATION OF LIMITED PARTNERSHIP.

The Partners, by execution of this Agreement, agree to continue the limited partnership previously formed under and subject to the Act and amend and restate the original Agreement of Limited Partnership in its entirety as set forth herein.

2.2  NAME AND PRINCIPAL PLACE OF BUSINESS.

     The Limited Partnership shall conduct its business and promote its purposes under the firm name and style Fastcom, Ltd., or such other name or names as the General Partner hereinafter from time to time may select. The Limited

Partnership's principal office for the transaction of business shall be maintained at the address set forth above or such other place or places within or outside the State of Florida as the General Partner hereinafter may select.

2.3  PURPOSES.

     Except as otherwise expressly provided herein, the purposes of the Limited Partnership shall be to acquire, own, develop, construct, improve, lease, manage, operate, and otherwise deal with the Network, to own or lease such other realty, personalty, fixtures or other tangible assets and any intangible assets as reasonably may be related to the ownership or operation of the Network, and to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes, and in connection therewith, to enter into contracts and leases, to borrow money necessary for the Limited
Partnership's business, to pledge, mortgage or otherwise encumber all or any part of the Limited Partnership's assets.

2.4  TERM.

     The term of the Limited Partnership shall commence as of the date hereof, and shall continue and extend to and including December 31, 2039 verify, or until such earlier date as the Limited Partnership shall be dissolved and terminated pursuant to the provisions of Article XII hereof.


                                  ARTICLE III

                              PARTNERS AND CAPITAL

3.1  GENERAL PARTNER'S AND DATALINC'S CAPITAL CONTRIBUTIONS.

     The General Partner has contributed $100 in cash to the capital of the Limited Partnership. Datalinc has contributed all rights, title and interest to all tangible and intangible assets associated with THRUCOMM.

3.2  LIMITED PARTNERS' CAPITAL CONTRIBUTIONS.

     The Limited Partnership intends to sell and issue up to 300 Series 200 Units and 200 Series 300 Units, and to admit as Limited Partners the Persons who pay for such Units in accordance with the Memorandum and Subscription Agreement, respectively. The General Partner is hereby authorized to raise capital for the Limited Partnership by offering and selling such Units to qualified offerees. The General Partner, in its sole discretion, may sell fractional Units.

3.4  TERMS OF OFFERING.

     Except as otherwise provided in the Agreement, the General Partner shall determine the terms and conditions of the Offering and is authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including but not limited to, the execution and performance of agreements with such persons concerning the marketing of the Units on such basis and upon such terms as the General Partner shall determine.

3.5  INTEREST AND RIGHT TO PROPERTY.

     No Partner shall be paid interest on any Capital Contribution, nor shall any Partner have the right to take and receive property other than cash in return for his or its Capital Contribution.

3.6  NO WITHDRAWAL FROM CAPITAL ACCOUNTS.

     Except as otherwise expressly provided herein, no Partner shall be permitted to make any withdrawals from his or its Capital Account.

3.7  NO INTEREST ON CAPITAL CONTRIBUTIONS.

     No Partner shall receive any interest, salary, or draw with respect to his Capital Contributions or his Capital Account or for services rendered on behalf of the Partnership or otherwise in his capacity as a Partner, except as otherwise provided in this Agreement.

3.8  MIP SPECIAL LIMITED PARTNERS.

         The MIP Units shall be governed by the terms and conditions set forth in Exhibit B attached hereto and incorporated by reference herein. MIP Special Limited Partners have no voting rights in the Partnership.


                                   ARTICLE IV

                           SPECIAL POWER OF ATTORNEY

4.1 Each Limited Partner and any affiliate thereof executing this Agreement irrevocably constitutes all the General Partner(s), present or future, his true and lawful attorney-in-fact in his name, place and stead to make, execute, swear to,, acknowledge, deliver and file:

     Any Agreement or Amended Certificate of Limited Partnership, as well as amendments thereto, under the laws of the State of Florida, and under the laws of any other state in which such Certificate or Agreement is required to be filed;

     Any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file;

     Any documents which may be required to effect the continuation of the Partnership, the admission of a Substitute Limited Partner, the election of a Substitute General Partner or the dissolution and termination of the Partnership, provided such continuation, admission, election, or dissolution and termination are in accordance with the terms of the Partnership Agreement;

     All documents, certificates or other instruments, if any, which may be required for the organization of any new limited partnership occasioned by the death, dissolution, withdrawal or cessation of existence, removal, adjudication of incompetency, insanity, bankruptcy, or insolvency of the General Partner; and

     All documents, certificates or other instruments which may be required to reflect amendments authorized or required under the Partnership Agreement.

4.2  THE ABOVE POWER OF ATTORNEY:

     Is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of any Limited Partner;
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
     May be exercised by the General Partner for each Limited Partner by an actual facsimile signature of the General Partner or by listing all of the Limited Partners and executing any instrument with a single actual or facsimile signature of the General Partner acting as attorney-in-fact for all of them (the General Partner may act through any of its corporate officers);

     Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a Substitute Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, swear to or acknowledge and file any instrument necessary to effect such substitution; and

     Shall not constitute a waiver of, or be utilized to avoid the rights of the Limited Partners, or in any manner inconsistent with the status of the Partnership.

     Upon request by the General Partner, the Limited Partners shall from time to time execute any separate power of attorney that may be necessary or proper to permit the above-listed powers to be exercised.

4.3  SEPARATE FORM.

     Each Limited Partner hereby agrees to execute, acknowledge and deliver to the General Partner, promptly upon request therefor by the General Partner, a power of attorney in recordable form satisfactory to the General Partner evidencing the foregoing appointment.


                                   ARTICLE V

                       MANAGEMENT; RIGHTS OF GENERAL AND
                      LIMITED PARTNERS; FEES AND EXPENSES

5.1  MANAGEMENT.

     Except as otherwise expressly provided herein and subject to the restrictions contained in Section 5.4 hereof, the General Partner shall have the exclusive right and power to manager operate and control the Limited Partnership, to do all things necessary or appropriate to carry on its business and purposes,, including, but not limited to,, the right to incur and satisfy obligations relating to the formation and operation of the Limited Partnership, and to exercise all rights and powers conferred upon the General Partner by law, including, but not limited to, the right:

          a. To plan, design, finance, lease and cause the Network to be developed and completed;

          b. To develop, construct, hold and dispose of the Network as well as tangible and intangible property connected therewith in furtherance of the development of the Network and the business of the Limited Partnership, including but not limited to defending and/or settling litigation regarding the Limited Partnership, the Network or any aspect thereof.

          c. To adjust, compromise, settle or refer to arbitration any claim in favor of or against the Limited Partnership and to institute, prosecute and defend any legal action or proceeding or any arbitration proceeding;

          d. To enter into, make and perform any and all contracts and other agreements in connection with the business and purposes of the limited Partnership which the General Partner shall deem necessary or desirable and in the best interests of the Limited Partnership, whether or not such agreements shall be with persons affiliated with any Partner, including without limitation, each and every such agreement referred to in or contemplated by the Memorandum;

          e. To obtain loans for the Limited Partnership's purposes and to issue, accept, endorse and execute promissory notes, bonds or other evidences of indebtedness and, as security therefor, to mortgage, pledge, grant security interests in, or otherwise encumber its assets, including, but not limited to, the Network; to obtain replacements of any debts and to prepay, in whole or in part, refinance, recast, increase, modify, consolidate or extend any obligation affecting the Limited Partnership;

          f. To acquire and enter into any contract of insurance necessary or proper for the protection of the Limited Partnership, the conservation of the Network or any other purpose proper and beneficial to the Limited Partnership;

          g. To retain or employ and coordinate the services of all employees, supervisors, accountants, attorneys, contractors and other persons or entities necessary or appropriate to carry out the business and purposes of the Limited Partnership, whether or not affiliated with the General Partner;

          h. To perform other obligations provided elsewhere in this Agreement to be performed by the General Partner;

          i. To open accounts and deposit and maintain funds in the name of the Limited Partnership in banks, savings and loan associations or trust companies; provided, however, that the Limited Partnership funds shall not be commingled with the funds of any other person;

          j. To exercise all rights and powers conferred upon the General Partner by law;

          k. To amend this Agreement to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to the Partners; and

          l. To execute, acknowledge and deliver any and all instruments necessary or desirable in effectuating the foregoing.

5.2  FEES.

          The General Partner and its Affiliates shall be entitled to all fees and compensation for services as described in the Memorandum. The General Partner and its Affiliates may also enter into other contracts, commitments or agreements with the Partnership, provided that the fees and prices charged in such transactions are at least as favorable as the fees and charges being offered by non-affiliated comparable entities performing similar functions.

5.3  REIMBURSEMENT FOR LIMITED PARTNERSHIP EXPENSES.

     The Partnership shall bear all expenditures incident to its formation. The Partnership shall reimburse the General Partner and/or Datalinc, except as otherwise provided in the Memorandum, for (or pay directly) all actual and direct expenditures incident to its formation, including the fees of the attorneys and accountants who represent the General Partner in connection with the review, negotiation and preparation of this Agreement, as well as any costs incurred by the General Partner in connection with the creation and development of the Partnership prior to execution hereof, all as further specified herein.

     Subject to the restrictions concerning indemnification of the General Partner as set forth herein, the General Partner shall be entitled to reimbursement by the Limited Partnership for all out-of-pocket expenses reasonably paid or incurred by it in connection with the discharge of its obligations under this Agreement or otherwise reasonably paid or incurred by it on behalf of the Limited Partnership.

5.4  RESTRICTIONS AND RIGHTS.

     Notwithstanding the grant of authority to the General Partner under Section
5.1 hereof, without the following specified vote of Limited Partners, the General Partner shall not:

          a. Refinance, sell or contract to sell substantially all of the assets of the Limited Partnership, including, but not limited to, the Network (Vote of Limited Partners owning at least 2/3 of outstanding Units);

          b. Do any act in contravention of this Agreement (unanimous);

          c. Employ, or permit the Limited Partnership to employ, the funds or assets of the Limited Partnership in any manner except for the exclusive benefit of the Limited Partnership (unanimous); or

          d. Receive any rebates or give-ups, directly or indirectly, or participate in any reciprocal business arrangements which would circumvent such prohibitions and any other prohibitions or restrictions contained herein with respect to the Partnership's dealings with the General Partner or its Affiliates (unanimous).

          e. Materially alter the use of Proceeds set forth in the Memorandum (Majority Vote).

5.5  LIMITATION OF TIME.

     The General Partner shall not be required to devote all of its time or business efforts to the affairs of the Partnership, but shall devote so much of its time and attention to the Partnership as is reasonably necessary and advisable to manage the affairs of the Partnership to the best advantage of the Partnership.

5.6  NON-EXCLUSIVITY.

     Any Partner, whether General or Limited, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, operation, management, syndication, brokerage and development of other similar business to that of the Partnership, and neither the Limited Partnership nor any Partners thereof shall have any right by virtue of this Agreement in such independent ventures or to the income, profits or losses derived therefrom. The fact that a Partner, whether General or Limited, or any member of his family or any Affiliate thereof, as the case may be, is employed by, or is directly or indirectly interested in or connected with, any Person with which the Limited Partnership transacts business shall not prohibit the General Partner from dealing with such Person, and neither the Limited Partnership nor any Partners thereof, as such, shall have any rights in such Person, or to any income, profits or losses derived therefrom. The General Partner shall not be obligated to present any particular investment opportunity to the Limited Partnership even if such opportunity is of a character which, if presented to the Limited Partnership could be taken by the Limited Partnership and the General Partner shall have the right to take for its own account (individually or as trustee), or to recommend to others any such particular investment opportunity.

5.7  NO LIABILITY AND INDEMNITY.

     The General Partner or its Affiliates shall not be liable, responsible or accountable to the Limited Partnership or any Partner for any act or omission performed or omitted pursuant to the authority granted to it hereunder or by law, or for a loss resulting from any mistake or error in judgment on its part or from the negligence, dishonesty, fraud or bad faith of any employee, broker or other agent of the Limited Partnership, provided that such act or omission, such mistake or error in judgment or the selection of such employee, broker or other agent as the case may be was made in good faith and did not result from fraud, the misconduct or negligence of the General Partner or its Affiliates. The General Partner may consult with legal counsel and any action taken or omitted in good faith in reliance upon and in accordance with the opinion or advice of such counsel shall be full protection and justification of the General Partner with respect to the action so taken or omitted. The Limited Partnership shall indemnify and save harmless the General Partner or its Affiliates from any loss, damage, liability or expense incurred or sustained by them by reason of any act performed by any omission by them for or on behalf of the Limited Partnership and in furtherance of their interest, but this indemnity shall not be applicable to loss, damage, liability or expense resulting from the fraud, misconduct or negligence of the General Partner or its Affiliates, nor shall the Limited Partners be required to make any Capital Contribution therefor to the Limited Partnership.

Neither the General Partner or its Affiliates nor the Partnership shall indemnify any Limited Partner for any reason.

5.8  RELIANCE BY THIRD PARTIES.

     Third parties dealing with the Limited Partnership may rely conclusively upon the power and authority of the General Partner to act as set forth herein and shall not be required to inquire into or ascertain the authority of the General Partner so to act.

5.9  GENERAL AUTHORITY.

     Except as otherwise provided in this Agreement and by the Act, the General Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners under the laws of the State of Florida.

5.10 OPTIONAL LOANS.

     Any Partner may, but is not obligated to, from time to time, make voluntary loans to the Limited Partnership. Such loans shall bear interest at the prime rate in effect from time to time plus 1% per annum and shall be repayable from Cash Flow or Sale or Refinancing Proceeds when available.

5.11 REMOVAL OF GENERAL PARTNER.

     a. Limited Partners holding at least 66-2/3% of the Units shall have the right, exercisable by written notice to all Partners, to remove a General Partner for good cause stated; provided, however, that the Limited Partners may not remove a General Partner if such removal would cause or result in a default by the Partnership under any loan agreement, promissory note, mortgage, security agreement or other instrument evidencing Partnership indebtedness. For purposes of this provision, "good cause" shall be limited to any action taken with respect to the intentional misconduct or gross negligence of the General Partner and which results in (i) a material violation of this Agreement; or (ii) a material financial loss to the Partnership, provided any such matter is not timely remedied by the General Partner.

     b. In the event the General Partner shall be compelled to withdraw from the Partnership pursuant to paragraph (a) of this Section 5.11, the Partnership shall be dissolved. Notwithstanding the preceding sentence and the provisions of
Section 12.1, the Limited Partners may elect to continue the business of the Partnership pursuant to the provisions of Article XII and subject to the rights of the Limited Partners to appoint a successor General Partner under Section 12.2.

     c. The General Partner  removed from the Partnership  pursuant to paragraph
(a) of this Section 5.11 shall retain its interest, if any, in the Partnership's Profits and Losses, Cash Flow, Sale Proceeds, Refinancing Proceeds, and any other allocations, payments or distributions hereunder to which it was entitled as the General Partner, and from and after the effective date of the removal, shall be a Limited Partner of the Partnership without voting rights. For all purposes of this Agreement, the General Partner so removed shall be deemed to have involuntarily withdrawn from the Partnership as the General Partner effective as of the date of such removal, shall become a Limited Partner of the Partnership, and such withdrawal shall not be deemed to have occurred in violation of this Agreement.

5.12 NO ASSESSMENT.

     No Limited Partner shall be subject to an assessment.

     Except as provided in Section 9.6, no Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership or any other Partner to restore said deficit balance. In addition, no venturer or partner of any Partner shall have any liability to the Partnership or to any Partner for any deficit balance in such venturer's or partner's Capital Account in the

Partner in which it is a partner or venturer. Furthermore, a deficit Capital Account of a Partner (or of a partner or venturer of a Partner) shall not be deemed to be a liability of such Partner (or of such venturer or partner) or an asset or property of the Partnership (or any Partner).

5.13 LIMITED LIABILITY.

     Performance of one or more of the acts described in this Article V hereof or elsewhere in this Partnership Agreement, including acting on any matter which this Agreement provides is subject to the approval or disapproval of Limited Partners, shall not in any way cause any Limited Partner to be deemed a General Partner or impose any personal liability on any Limited Partner. No Limited Partner or, in appropriate cases, former Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his Capital Contribution, including any portion of such capital plus interest or any other amount which has been returned to him and with respect to which, by the terms of the Florida Revised Uniform Limited Partnership Act, he shall remain liable. All undistributed Cash Flow or Sale Proceeds or Refinancing Proceeds which would otherwise be distributed to the Limited Partners shall be available to creditors to satisfy the debts and obligations of the Partnership until the time of actual distribution.

     All repayments of returns of capital made pursuant to this Article by Limited Partners shall be made within ten (10) days after the General Partner shall have repaid the share apportioned to the General Partner. Failure of any Partner or former Partner to make repayment required under this Article shall subject the defaulting person to payment of interest on the amount due from him from the date of the General Partner's notice requiring such payment, at the highest lawful rate allowed by law plus the costs and expenses,, including reasonable attorney's fees, of collections.

     The Capital Contributions of the Limited Partners shall be available for the debts, liabilities or other obligations of the Partnership.

5.14 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.

     a. Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner or by one or more Limited Partners holding ten percent (10%) or more of the outstanding Units at a time and place convenient by delivering written notice, either in person or by registered mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a designated time and place, fixed by the General Partner, convenient to the Limited Partners. However, upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting the General Partner shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after receipt of said request and place convenient to Limited Partners. All expenses of the meeting and notification shall be borne by the Partnership.

     b. Limited Partners shall be entitled to one (1) vote for each Unit held. Limited Partners present in person or by proxy, holding in excess of fifty percent (50%) of the Units, shall constitute a quorum at any meeting. Attendance by a Limited Partner at any meeting and his voting in person shall revoke any written proxy submitted with respect to any action proposed to be taken at such meeting. Any matters as to which the Limited Partners are authorized to take action under this Agreement or under the law may be acted upon by the Limited Partners without a meeting; and any such action shall be valid and effective as action taken by the Limited Partners at a meeting assembled, provided that if written consents to such action by the Limited Partners are signed by Limited Partners who hold the number of Units required to authorize such action and that they are delivered to the General Partner. In the event that there shall be no General Partner, the Limited Partners may take action without a meeting by the written consent of Limited Partners having a majority of the voting power of the Limited Partners entitled to vote. All Partners shall be bound by actions taken in accordance with the provisions of this Agreement at such meetings.

     c. The General Partner shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consent shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

5.15 AMENDMENTS.

     a. This Agreement may be amended by the General Partner without any additional consent of the Limited Partners whenever:

          (i) There is a change in the name of the Partnership or the amount or character of the contribution of any Partner (including withdrawal or reduction) pursuant to this Agreement;

          (ii) A Person is admitted as a Substitute Limited Partner;

          (iii) There is an ambiguous, false, or erroneous statement in the Agreement, as determined by the General Partner in its sole and absolute discretion.

          (iv) An amendment is required because of a judicial decision;

          (v) In the opinion of the Auditor or counsel to the Partnership, it is necessary or appropriate to add, correct, modify or supplement any provision hereof to satisfy a requirement of the Code under Section 704 and amendment does not reduce the obligations of the General Partner;

          (vi) An amendment is required to correct obvious errors;

          (vii) The amendment adds to the representations, duties or obligations of the General Partner or surrenders any right or power granted to the General Partner herein for the benefit of the Limited Partners; or

          (viii) The amendment changes any provision required to be changed by the staff of the Securities and Exchange Commission or other federal agency, or by a state securities commissioner or similar "Blue Sky" official, which change is deemed by such commissioner, agency, or official to be for the benefit or protection of Limited Partners.

     The General Partner will be fully authorized to act pursuant to the powers of attorney in carrying out their rights and duties under this Section 5.15.

     b. Except as provided in Section 5.15(a), amendments will only be made with the approval of the General Partner and Majority Vote of Limited Partners. No amendment will be made under this Section 5.15 which would adversely affect the Federal income tax treatment described to the Limited Partners in the Tax opinion to be delivered to the Partnership or in effect convert a Limited Partner into a General Partner or otherwise increase or extend the financial obligations or liability of the Limited Partners or change the aggregate percentage to the General Partner and the Limited Partners as a group of the allocation of Taxable Income or Tax Loss and Distribution of Cash Flow, Sale Proceeds or Refinancing Proceedings, from that disclosed to the Limited Partners in the Memorandum (except to the extent additional Limited Partners are admitted to the Partnership in accordance with this Agreement) without full disclosure to the Partners and unless all of the Partners consent thereto.

5.16 NO THIRD PARTY RIGHTS.

     The right of the Partnership to require any additional contributions or loans under the terms of this Agreement including, but not limited to, the terms of this Article V, shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement, including, but not limited to, any holder of any obligations secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon or affecting the Partnership or any interest of a Limited Partner therein or the Network or improvements on the Network, or any part thereof or interest therein; and such provisions may be amended at any time and from time to time without the approval or consent of such other person.


                                   ARTICLE VI

                      DEVELOPMENT, MARKETING AND FINANCING

6.1  DEVELOPMENT AND MARKETING.

     The General Partner hereby is specifically authorized to enter into a Management Agreement which shall incorporate such terms and conditions as are more fully set forth in the Memorandum. 6.2 Funds for Development.

     The funds for the development of the Network shall be provided by the Limited Partnership from the proceeds of the Offering.


                                  ARTICLE VII

                           RIGHTS OF LIMITED PARTNERS

7.1  NO RIGHT TO PARTICIPATE IN MANAGEMENT.

     Limited Partners shall have no right to, nor shall they take any part in or interfere in any manner with the conduct, control or management of the Limited Partnership's business and shall have no right or authority to act for or bind the Limited Partnership, said powers being vested solely and exclusively in the General Partner. Except as otherwise expressly provided herein, the Limited Partners shall have only those rights granted to limited partners pursuant to the Act.

7.2  RESTRICTIONS ON LIMITED PARTNERS.

     No Limited Partner shall have the right or power to:

          a. Withdraw or reduce his or its Capital Contribution to the Limited Partnership;

          b. Cause the termination and dissolution of the Limited Partnership by court decree or otherwise;

          c. Have priority over any other Limited Partner either as to the return of Capital Contributions or as to distributions. Other than upon the termination and dissolution of the Limited Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner may be returned; or

          d. Bring an action for partition against the Limited Partnership.


                                  ARTICLE VIII

                       TRANSFER OF PARTNERSHIP INTERESTS

8.1  WITHDRAWAL OF PARTNERS.

     Except as otherwise provided herein or by the laws of the State of Florida, no Partner may resign, withdraw or retire voluntarily from the Limited Partnership or sell, transfer, assign or otherwise dispose of his or its interest in the Limited Partnership.

8.2  ADDITIONAL LIMITED PARTNERS.

     Except as otherwise provided herein, after the completion of the Offering and the closing thereunder, the General Partner shall not have the right to admit additional Limited Partners to the Limited Partnership.

8.3  TRANSFERS, RESIGNATION OR WITHDRAWAL BY GENERAL PARTNER.

     Except as otherwise provided herein, the General Partner shall not have the right to sell, assign, pledge, transfer, hypothecate or otherwise dispose of all or any part of its interests in and to the Limited Partnership, its capital, profits and losses, or to resign or withdraw as General Partner without a Majority Vote. If during such period the General Partner attempts to make such a sale, assignment, transfer or other disposition of its interest in the Limited Partnership or any part thereof in violation of the provisions of this Agreement, the other Partners, or any one of them, shall, in addition to all rights and remedies which they may have in law or in equity, be entitled to a decree or order restraining and enjoining such attempted sale, assignment, transfer, or other disposition and the General Partner shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily.

8.4  TRANSFERS BY LIMITED PARTNERS.

     Each Limited Partner shall not, sell, assign, transfer, pledge, hypothecate, grant a security interest in, encumber or in any other manner dispose of all or any part of his or its interest in and to the Limited Partnership, its capital, profits and losses, without (a) the prior written consent of the General Partner which can be withheld in its sole and absolute discretion; (b) statement from the transferee of such Limited Partner's interest that the transferee intends to hold such interest for investment purposes, and
(c) an opinion of his or it's counsel, in form and substance reasonably acceptable to the General Partner, to the effect that such transfer shall not
(1) violate or cause the Limited Partnership or the General Partner to violate any applicable Federal, state or local securities law, regulation or interpretive ruling, and (2) shall not cause a termination of the Limited Partnership for the purposes of any applicable Federal, state or local tax law, regulation or interpretive ruling. In the event that any Limited Partner at any time attempts to make a sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or other disposition of his or its interest in and to the Limited Partnership, its capital, profits and losses, or any part thereof, in violation of the provisions of this Agreement, the other Partners or any one of them, shall in addition to all other rights and remedies which they may have in law, in equity or under the provisions of this Agreement, be entitled to a decree or order restraining and enjoining such attempted sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or other disposition, and the offending Partner shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily. Any transfer made in violation of the provisions of this Agreement shall be void ab initio. Further, no Limited Partner may sell, assign, transfer, pledge, hypothecate, grant a security interest in, encumber or in any other manner dispose of all or any part of his or its interest in the Partnership, its capital, profits or losses except by delivery of the Unit Certificate representing his interest in the Partnership as specified in Section 14.22.

8.5  WITHDRAWAL, DISSOLUTION OR BANKRUPTCY OF THE GENERAL PARTNER.

     The withdrawal, dissolution or Bankruptcy of the General Partner shall cause a dissolution of the Limited Partnership unless the remaining Partners exercise the right set forth in Section 12.2 hereof. Except as provided in
Section  5.11,  the entire  interest  of the  withdrawn,  dissolved  or Bankrupt
General Partner in and to the Limited Partnership, its capital profits and losses shall be reconstituted into an equivalent Limited Partner interest and the legal representatives or successors-in-interest, as the case may be, of the former General Partner shall be admitted to the Limited Partnership as a Substituted Limited Partner upon compliance with Section 8.7 hereof; provided, however, that in the event of the Bankruptcy of the General Partner, if such representative or successor-in-interest shall not comply with Section 8.7 hereof, then the interest of the Bankrupt General Partner shall be dealt with in accordance with applicable law at the earliest practicable time. Anything herein contained to the contrary notwithstanding, such reconstituted interest shall not affect the rights of the Limited Partners as to distributions or return of their Capital Contributions or otherwise. Further, for a period of six months following the withdrawal, dissolution or bankruptcy of the General Partner, assuming the Limited Partners exercise their rights to continue the business of the Partnership, the Partnership shall have the option to purchase the reconstituted interest of the General Partner at fair market value based upon a mutually agreeable M.A.I. appraisal of the Partnership's assets, including the Network assuming the Network were sold at such price, thereby giving due effect to the General Partner's residual 1% interest in proceeds of sale or refinancing. The purchase price must be paid entirely in cash. Except as otherwise provided in this Agreement, or by the Act, an additional General Partner shall be admitted to the Limited Partnership by Majority Vote of the Limited Partners.

8.6 DEATH, ADJUDICATION OF INSANITY, DISSOLUTION OR BANKRUPTCY OF A LIMITED PARTNER.

     The death, adjudication of insanity, dissolution or bankruptcy of a Limited Partner shall not cause a dissolution of the Limited Partnership.

8.7  SUBSTITUTED LIMITED PARTNERS.

     Anything herein contained to the contrary notwithstanding,

          a. No successor-in-interest of a Limited Partner and no assignee or transferee of all or any part of a Limited Partner's interest in and to the Limited Partnership, its capital, profits and losses, shall be admitted to the Limited Partnership as a limited partner except upon

               (i) submitting to the General Partner a duly executed and acknowledged counterpart of the instrument or instruments making such transfer, together with such other instrument or instruments, including, but not limited to, a counterpart of this Agreement as it then may have been amended, signifying such transferee's agreement to be bound by all of the provisions of the Limited Partnership, including, but not limited to Sections 3.9 and 3.10 and, the restrictions upon transfers of interests therein and thereto, all of the foregoing in such form and substance as shall be reasonably satisfactory to the General Partner;

               (ii) obtaining the General Partner's consent thereto which may be withheld in its sole and absolute discretion; and

               (iii)  agreeing to bear all costs and expenses,  including  legal
          fees  of  the  Limited   Partnership,   incurred  in  effecting   such
          substitution.

          Upon such transferee's compliance with the foregoing provisions, each of the Partners shall take all actions reasonably required to effectuate the recognition of the effectiveness of such transfer and the admission of such transferee to the Limited Partnership as a Substituted Limited Partner including, but not limited to, transferring such interest in and to the Limited Partnership, its capital, profits and losses upon the books thereof and executing, acknowledging and causing to be filed any necessary or desirable amendment to this Agreement and the Certificate of Limited Partnership.

          b. The General Partner shall not consent to the assignment and transfer of any Unit or the admission of any such assignee or transferee as a substituted partner if such assignment, transfer or admission:

               (i) would jeopardize the status of the Limited Partnership as a partnership for Federal income tax purposes;

               (ii) would cause a termination of the Limited Partnership within the meaning of Section 708(b) of the Code;

               (iii) would violate, or cause the Limited Partnership to violate, any applicable law or governmental rule or regulation; or

               (iv) in the sole discretion of the General Partner would not be in the best interest of the Partnership.

          c. No assignment to a non-resident alien, minor or incompetent shall be effective in any respect.

8.8  NON-COMPLYING ASSIGNMENTS.

     Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article VIII shall be void and ineffectual, and shall not bind or be recognized by the Limited Partnership.

8.9  CONSENT TO ADMISSION.

     By executing or adopting this Agreement, each Limited Partner hereby consents to the admission of Substituted Limited Partners by the General Partner and to any assignee of his or its Unit becoming a Substituted Limited Partner.

8.10 OBLIGATIONS OF SUCCESSORS.

     Any person who acquires an interest in the Limited Partnership by assignment or is admitted to the Limited Partnership as a Substituted Limited Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

8.11 ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

     With the consent of the Limited Partners holding at least a majority of the then outstanding Units, the General Partner may withdraw and designate one or more persons to be its successor General Partner or at any time to be an additional General Partner, in each case with such participation in such General Partner's interest as the General Partner and such successor or additional
General Partner may agree upon, provided that the interests of the Limited Partners in the Limited Partnership shall not be affected thereby. In the event of the addition or substitution of the General Partner in accordance with the provisions of this Section 8.11, the General Partner shall execute, file and record with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to reflect the substitution or admission of such substituted or additional General Partner. Except as hereinabove expressly provided, no additional General Partners shall be admitted to the Limited Partnership.

8.12 NO PUBLIC TRADING OF UNITS.

     No Units may be traded on an established securities market or readily tradable on a secondary market (or the equivalent thereof) as such terms are utilized in Code (0)(0) 7704(b), or any Regulations promulgated thereto or legislative history in connection therewith. Any such trade will be deemed void ab initio and will not be recognized by the General Partner, the Partnership or the depository or any other agent of the Partnership or the General Partner.

                                   ARTICLE IX

                  ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

9.1  GENERAL APPORTIONMENT PROVISIONS.

     a. Except as provided in Section 9.1e or as may otherwise be provided in this Article IX, during any month before the Closing Date (including the month in which the Closing Date occurs), and thereafter, that portion of Taxable Profits, Tax Loss and Non-recourse Deductions, tax preference items and tax credits, if any ("other Partnership tax items"), allocable to the Limited Partners as a group with respect to any month shall be allocated among them as of the last day of each month of the Partnership's fiscal year in the ratio that the number of Partnership Units owned by each Limited Partner bears to the total number of Partnership Units owned by all Limited Partners as of that date. During any calendar month prior to the Closing Date and including the month in which the Closing Date occurs, a Limited Partner who is admitted to the Partnership on any day in such month shall be deemed to have been admitted as of the last day of such calendar month.

     b. Any such allocations made to a particular class of Limited Partners shall be made on the same basis in accordance with the ratio that the number of Limited Partnership Units owned by each Limited Partner in such class bears to the total number of Partnership Units owned by all Limited Partners in such class.

     c. That portion of the Partnership Taxable Profits, Tax Loss and other Partnership tax items allocated among the Partners during any taxable year in which there is a change in the percentage of such items allocated among the Partners or any class of Partners shall be allocated so as to take into account the varying interests of the Partners in such items during such taxable year; that is, by taking the amount of such items for the entire taxable year and prorating such items on a monthly basis among the Partners in accordance with their varying percentages during such year. No interim closing of the Partnership's books shall be required.

     d. In the case of a transfer of Partnership Units:

          (i) a substitute Limited Partner will be recognized as owning transferred Partnership Units; and

          (ii) an Assignee will be recognized as being entitled to receive Distributions and allocations of Tax Profits, Tax Loss and other Partnership tax items attributable to the assigned Partnership Units in the same manner as a substitute Limited Partner would be so entitled with respect to transferred Partnership Units, at the time determined in accordance with the following:

     Taxable Profits or Tax Losses from current operations for any year will be allocated between a transferor and a transferee based upon the number of days during the calendar year that each was recognized as the holder of a Unit, without regard to whether Partnership operation during particular periods of such year produced profit or loss. Cash distribution of Sale Proceeds and Refinancing Proceeds, if any, arising from the sale or refinancing of a Network will be distributed, and all related Taxable Profits or Tax Losses will be allocated, to the persons recognized as holder of the Unit on the date on which the sale or refinancing occurred. For this purpose, transfers will be recognized as of the date specified by the transferor and the transferee in the instrument of assignment or, if no date is specified, the date of the last acknowledgment of such instrument. The date of transfer and related matters shall be as set forth in the Memorandum.

     Neither the Partnership nor any General Partner shall incur any liability for making allocation and distribution in accordance with the provisions of this
Article V, notwithstanding any General Partner or the Partnership has knowledge of any transfer of ownership of any Unit.

          e. Notwithstanding anything to the contrary herein, the General Partner, after 60 days prior notice to the Limited Partners, but without the vote or consent of any of the Limited Partners, may:

               (i) adopt a convention other than a "record date" convention for determining the recognition of the Limited Partners entitled to Distributions that the General Partner, in its sole discretion, determine is reasonable; and

               (ii) allocate Taxable Profits, Tax Loss and other Partnership tax items among the Limited Partners during the fiscal year of the Partnership in a manner other than that set forth in this Section 9.1 that the General Partner, in its sole discretion, determines (a) satisfies the requirements of Section 706 of the Code and any Regulations promulgated thereunder, and (b) is consistent with the Units owned by them.

          f. With  respect to Taxable  Profits  which  results  from  discharge, cancellation or forgiveness of indebtedness owed by the Partnership or secured by Partnership assets, to the extent such Profits result from deductions taken by the Partnership for depreciation or amortization it shall be allocated to the Partners to whom such depreciation or amortization was allocated and among the Partners in the same proportion in which such depreciation or amortization was allocated among the Partners.

9.2  DISTRIBUTIONS.

     a. All Distributions are subject to the payment of the operating expenses of the Partnership and to the maintenance of the reserves in amounts determined appropriate by the General Partner in its sole discretion. Such determinations shall be binding upon the Partnership. Distributions prior to the Closing Date shall be made 99% to Datalinc and 1% to the General Partner. Distributions after that date shall be made as provided hereinafter.

     b. Distributions from Operations. Distributions of Cash Flow from operations or from other sources, as, when and to the extent available with respect to each fiscal year of the Partnership or any portion thereof, shall be distributed 100% to the Series 100 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions plus the aggregate Preferred Return, if and when such Preferred Return is payable; next, 100% to the Series EA Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to 25% of the amount distributed pursuant to the preceding clause, excluding any Distribution of the Preferred Return; next, 100% to the Series 200 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Series 300 Limited Partners until such Limited Partners have received

Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Datalinc Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, Series 200, and Series 300 Limited Partners divided by the aggregate percentage interests of the Limited Partners in the Final Clause multiplied by 73.052%, subject to increase with any unpurchased Series 300 Units or Managing Dealer Units percentage interest reallocated to all Limited Partners, or the Datalinc Limited Partner, respectively, as specified below, and subject to decrease by any amount distributed pursuant to the Series 100 Preferred Return and Section
9.4 or to the ILC Limited Partner; next, 100% to the Managing Dealer Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 2.171%, or such lesser percentage as is actually owned by the Managing Dealer Limited Partners; next, 100% to the General Partner until such General Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 1%; and thereafter (the following being the "Final Clause"), assuming the sale of all Series 300 Limited Partnership Units, 2.013% to the Series 100 Limited Partners, .503% to the EA Limited Partners, 10.832% to the Series 200 Limited Partners, 9.524% to the Series 300 Limited Partners, a maximum of 2.171% to the Managing Dealer Limited Partners, such percentage as the ILC Limited Partner is entitled to pursuant to the agreement attached hereto as Exhibit C (the oILC Distributiono), 1% to the General Partner and 73.052% to Datalinc as Limited Partner. If any Series 300 Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to such Limited Partners shall be made or paid to all other Limited Partners, pro-rata in accordance with their interest in the Final Clause. If the Managing Dealer Units or ILC Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to the Managing Dealer Limited Partner or ILC Limited Partner shall be made or paid to Datalinc.

     Series 100 Limited Partners will receive a 15% per annum cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing the date of closing of the Series 100 Unit offering. However, the Preferred Return is only payable if within three years from the Closing Date of the Series 100 Unit offering the Partnership (or a successor entity thereto with essentially the same business) has not done either of the following (a "Cut-Off Event"): a. Made aggregate Distributions of any kind to such Partners in an amount equal to their Adjusted Capital Investment, or b. Has not completed a successful public offering. If a Cut-Off Event has occurred, the Partnership's obligation to make a Preferred Return to the Series 100 Limited Partners will terminate. If the Partnership has made a successful public offering by such date, but the market value of securities owned by the Series 100 Limited Partners if less than their Adjusted Capital Investment based upon the public offering price of such securities (the "Difference"), the Series 100 Limited Partners will be issued securities with a first priority dividend and other payment right over all other securities holders equal to the Difference. The term "Adjusted Capital Investment" means total cash Contributions of a Limited Partner to the Partnership less Distributions of any kind from the Partnership.

     c. Distributions of Sale Proceeds and Refinancing Proceeds. Subject to Sections 9.2(e) and 9.4 below, Sale Proceeds and Refinancing Proceeds shall be distributed on a cumulative basis within 60 days after the Record Date for such Distributions, shall be distributed 100% to the Series 100 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions plus the aggregate Preferred Return, if and when such Preferred Return is payable; next, 100% to the Series EA Limited Partners until such Limited Partners have received Distributions of any type in an amount equal 25% of the amount distributed pursuant to the preceding clause, excluding any Distribution of the Preferred Return; next, 100% to the Series 200 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, after taking into account Section 9.4 below, 100% to the
Series  300  Limited   Partners  until  such  Limited   Partners  have  received
Distributions of any type in an amount equal to their total cash Capital Contributions (provided that ; next, 100% to the Datalinc Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, Series 200, and Series 300 Limited Partners divided by the aggregate percentage interests of the Limited Partners in the Final Clause multiplied by 73.052%, subject to increase with any unpurchased Series 300 Units or Managing Dealer Units percentage interest reallocated to all Limited Partners, or the Datalinc Limited Partner, respectively, as specified below, and subject to decrease by any amount distributed pursuant to the Series 100 Preferred Return and Section 9.4 and any ILC Distribution; next, 100% to the Managing Dealer Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 2.171%, or such lesser percentage as is actually owned by the Managing Dealer Limited Partners; next,
100%  to  the  General   Partner   until  such  General   Partner  has  received
Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 1%; and thereafter (the following being the "Final Clause"), assuming the sale of all Series 300 Limited Partnership Units, 2.013% to the Series 100 Limited Partners,
 .503% to the EA Limited Partners, 10.832% to the Series 200 Limited Partners, 9.524% to the Series 300 Limited Partners, a maximum of 2.171% to the Managing Dealer Limited Partners, a maximum of .01% to the MIP Special Limited Partners, such percentage as the ILC Limited Partner is entitled to pursuant to the agreement attached hereto as Exhibit C (the oILC Distributiono), 1% to the General Partner and 73.042% to Datalinc as Limited Partner. If any Series 300 Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to such Limited Partners shall be made or paid to all other Limited Partners, pro-rata in accordance with their interest in the Final Clause. If the Managing Dealer Units, ILC Units, or MIP Special Limited Partner Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to the Managing Dealer Limited Partner, the ILC Limited Partner and the MIP Special Limited Partner shall be made or paid to Datalinc.

     Series 100 Limited Partners will receive a 15% per annum cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing the date of closing of the Series 100 Unit offering. However, the Preferred Return is only payable if within three years from the Closing Date of the Series 100 Unit offering the Partnership (or a successor entity thereto with

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
essentially the same business) has not done either of the following (a "Cut-Off Event"): a. Made aggregate Distributions of any kind to such Partners in an amount equal to their Adjusted Capital Investment, or b. Has not completed a successful public offering. If a Cut-Off Event has occurred, the Partnership's obligation to make a Preferred Return to the Series 100 Limited Partners will terminate. If the Partnership has made a successful public offering by such date, but the market value of securities owned by the Series 100 Limited Partners if less than their Adjusted Capital Investment based upon the public offering price of such securities (the "Difference"), the Series 100 Limited Partners will be issued securities with a first priority dividend and other payment right over all other securities holders equal to the Difference. The term "Adjusted Capital Investment" means total cash Contributions of a Limited Partner to the Partnership less Distributions of any kind from the Partnership.

     For purposes of determining the Cash Flow and Net Proceeds of Sales and Refinancings to which the Partners are entitled, all prior Distributions of Cash Available from operations and other sources and Net Proceeds of Sales and Refinancings shall be considered as of the date of the proposed Distribution.

     d. Repurchase of Series 200 Units. Series 200 Limited Partners have the option to require the Partnership and/or Datalinc to repurchase any or all of their Series 200 Units on December 31, 2000, if they have not received
Distributions  of any  type in an  amount  equal  to their  total  cash  Capital
Contributions on or before such date, in an amount equal to their Adjusted Capital Investment on such date.

     e. Zeroing Out the Capital Accounts. Notwithstanding the preceding provisions of this Section 9.2, when the Partnership is wound up and dissolved pursuant to Article XII and all of its remaining assets are to be distributed, all items of income, gain, loss and deduction shall first be allocated to the Partners' Capital Accounts under Sections 9.3 and 9.4, and other credits and deductions to the Partners' Capital Accounts shall be taken before the final Distribution is made. The final Distribution, when made, shall be made to the Partners in accordance with and in an amount equal to their positive Capital Account balances pursuant to Sections 9.4 and 12.3, thereby adjusting each Partner's Capital Account to zero.

     f. General and Limited Partner Priorities. Distributions to the General Partner provided for in this Article IX shall be made at the same time as Distributions are made to the Limited Partners.

     g. Compensation Not to be Deemed Distributions. Any compensation paid to the General Partner as set forth in the Memorandum shall not be deemed to be Distributions for purposes of Article IX of this Partnership Agreement, regardless of how such Distributions are characterized for federal income tax purposes. As used in this subsection, the term "Compensation" shall mean any monies paid to the General Partner and its Affiliates which are deductible for federal income tax purposes.

9.3 ALLOCATION OF NET INCOME, GROSS INCOME, NET LOSS, NON-RECOURSE DEDUCTIONS, AND OTHER PARTNERSHIP TAX ITEMS.

     a. Taxable Profits, Tax Loss, and other Partnership tax items shall be determined as of the end of each taxable year of the Partnership and allocated as set forth in this Section 9.3.

     b. Prior to the Closing Date, and except as otherwise specifically allocated pursuant to Section 9.3f hereof, all Taxable Profits, Tax Loss and Non-recourse Deductions and other Partnership tax items shall be allocated 1% to the General Partner and 99% to Datalinc as Limited Partner as required by the Code. After the Closing Date, Taxable Profits, Tax Loss, Non-recourse Deductions and other Partnership tax items shall be allocated as set forth below.

     c. Taxable Profits of the Partnership not arising from a sale or refinancing of Partnership Network shall be allocated to the Partners in proportion to the Distributions of Cash Flow with respect to which such Taxable Profits relate.

     d. (i) Taxable Profits arising from a sale or refinancing of Partnership Network which does not result in a "liquidation" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) shall be allocated to the Partners in proportion to the distributions of Net Proceeds of Sales and Refinancing to which such Taxable Profits relate.

          (ii) Taxable Profits arising from a sale or refinancing of Partnership Network which results in a liquidation as set forth in Section 9.3(d)(i) above shall be allocated as follows:

               (a) First, to those Partners who have negative Capital Accounts pro rata to the extent of such Partners' negative Capital Accounts;

               (b) Then, to the Partners in amounts such that the positive balance of each Partner's Capital Account is equal to the amount of the Distributions of Net Proceeds of Sales and Refinancings to be made to such Partner pursuant to Article 9.2(c); and

               (c) 100% to the Series 100 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions plus the aggregate Preferred Return, if and when such Preferred Return is payable; next, 100% to the Series EA Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to 25% of the amount distributed pursuant to the preceding clause, excluding any Distribution of the Preferred Return; next, 100% to the Series 200 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Series 300 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Datalinc Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, Series 200, and Series 300 Limited Partners divided by the aggregate percentage interests of the Limited Partners in the Final Clause multiplied by 73.052%, subject to increase with any unpurchased Series 300 Units or Managing Dealer Units percentage interest reallocated to all Limited Partners, or the Datalinc Limited Partner, respectively, as specified below, and subject to decrease by any amount distributed pursuant to the Series 100 Preferred Return and Section 9.4 or to the ILC Limited Partner; next, 100% to the Managing Dealer Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 2.171%, or such lesser percentage as is actually owned by the Managing Dealer Limited Partners; next, 100% to the General Partner until such General Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 1%; and thereafter (the following being the "Final Clause"), assuming the sale of all Series 300 Limited Partnership Units, 2.013% to the Series 100 Limited Partners, .503% to the EA Limited Partners, 10.832% to the Series 200 Limited Partners, 9.524% to the Series 300 Limited Partners, a maximum of 2.171% to the Managing Dealer Limited Partners, such percentage as the ILC Limited Partner is entitled to pursuant to the agreement attached hereto as Exhibit C (the oILC Distributiono), 1% to the General Partner and 73.052% to Datalinc as Limited Partner. If any Series 300 Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to such Limited Partners shall be made or paid to all other Limited Partners, pro-rata in accordance with their interest in the Final Clause. If the Managing Dealer Units or ILC Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to the Managing Dealer Limited Partner or ILC Limited Partner shall be made or paid to Datalinc.

               Series 100 Limited Partners will receive a 15% per annum cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing the date of closing of the Series 100 Unit offering. However, the Preferred Return is only payable if within three years from the Closing Date of the Series 100 Unit offering the Partnership (or a successor entity thereto with essentially the same business) has not done either of the following (a "Cut-Off Event"): a. Made aggregate Distributions of any kind to such Partners in an amount equal to their Adjusted Capital Investment, or b. Has not completed a successful public offering. If a Cut-Off Event has occurred, the Partnership's obligation to make a Preferred Return to the Series 100 Limited Partners will terminate. If the Partnership has made a successful public offering by such date, but the market value of securities owned by the Series 100 Limited Partners if less than their Adjusted Capital Investment based upon the public offering price of such securities (the "Difference"), the Series 100 Limited Partners will be issued securities with a first priority dividend and other payment right over all other securities holders equal to the Difference. The term "Adjusted Capital Investment" means total cash
          Contributions of a Limited Partner to the Partnership less Distributions of any kind from the Partnership.

               If the total gain to be allocated under this Section 9.3(d) includes any item of ordinary income arising under Code Sections 1245 or 1250, as amended, or any similar recapture provision, such items shall be allocated among the Partners in the same amount (or ratable proportion thereof if less) as the tax benefit which created such recapture. If such total gain includes interest income on any deferred sales proceeds, such interest income shall be allocated among the Partners in the same proportion as the total gain is allocated under this Section 9.3(d).

               For purposes of determining Capital Account balances, all Distributions previously made as well as all other adjustments to Capital Account balances pursuant to the definition thereof in Article II and the other provisions of this Section 9.3 shall be taken into account [other than an adjustment for the allocation of Taxable Profits under this Section 9.3(d)].

               If, prior to the allocation in Section 9.3(d)(ii)(b) above, a Partner has a positive Capital Account balance ("Excess Capital
          Account Balance") greater than the amount of Sales Proceeds or Refinancing Proceeds to be distributed to such Partner resulting from the transaction to which the allocation of such Taxable Profits relates, then there shall be no additional allocation of Taxable Profits to such Partner and the remaining Taxable Profits shall be allocated to the other Partners such that their positive Capital Account balances equals as closely as possible the amount of Sales Proceeds or Refinancing Proceeds which would have been distributed to such Partners if there were no Excess Capital Account Balance.

     e. (i) Non-recourse Deductions and Tax Loss from a transaction not constituting a dissolution of the Partnership as defined in Article 9.3(d)(i) shall be allocated 100% to the Series 100 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions plus the aggregate Preferred Return, if and when such Preferred Return is payable; next, 100% to the Series EA Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to 25% of the amount distributed pursuant to the preceding clause, excluding any Distribution of the Preferred Return; next, 100% to the Series 200 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Series 300 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Datalinc Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, Series 200 Series 300 Limited Partners divided by the aggregate percentage interests of the Limited Partners in the Final Clause multiplied by 73.052%, subject to increase with any unpurchased Series 300 Units or Managing Dealer Units percentage interest reallocated to all Limited Partners, or the Datalinc Limited Partner, respectively, as specified below, and subject to decrease by any amount distributed pursuant to the Series 100 Preferred Return and Section 9.4 or to the ILC Limited Partner; next, 100% to the Managing Dealer Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 2.171%, or such lesser percentage as is actually owned by the Managing Dealer Limited Partners; next, 100% to the General Partner until such General Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 1%; and thereafter (the following being the "Final Clause"), assuming the sale of all Series 300

     Limited Partnership Units, 2.013% to the Series 100 Limited Partners, .503% to the EA Limited Partners, 10.832% to the Series 200 Limited Partners, 9.524% to the Series 300 Limited Partners, a maximum of 2.171% to the Managing Dealer Limited Partners, such percentage as the ILC Limited Partner is entitled to pursuant to the agreement attached hereto as Exhibit C (the oILC Distributiono), 1% to the General Partner and 73.052% to Datalinc as Limited Partner. If any Series 300 Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to such Limited Partners shall be made or paid to all other Limited Partners, pro-rata in accordance with their interest in the Final Clause. If the Managing Dealer Units or ILC Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to the Managing Dealer Limited Partner or ILC Limited Partner shall be made or paid to Datalinc.

          (ii) After giving effect to the allocations set forth in Section 9.3(f) hereof, Tax Loss from the sale or other disposition of all or substantially all of the Network which results in a liquidation of the Partnership (as such term is defined in Section 9.3d(i)) shall be allocated as follows:

               (a) first, among those Partners having positive Capital Accounts, so as to bring, as nearly as possible, their Capital Accounts into, and maintain their Capital Accounts in, the same ratios as the Distributions that they would receive if an amount equal to the aggregate amount of their Capital Accounts (determined prior to the allocation of such loss), reduced (but not below zero) by such loss, were distributed among them in the manner and order of priority prescribed for a Distribution of Net Proceeds of Sales or Refinancings under Section 9.2(c) hereof until no Partner has a positive Capital Account; and

               (b) 100% to the Series 100 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions plus the aggregate Preferred Return, if and when such Preferred Return is payable; next, 100% to the Series EA Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to 25% of the amount distributed pursuant to the preceding clause, excluding any Distribution of the Preferred Return; next, 100% to the Series 200 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Series 300 Limited Partners until such Limited Partners have received Distributions of any type in an amount equal to their total cash Capital Contributions; next, 100% to the Datalinc Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, Series 200, and Series 300 Limited Partners divided by the aggregate percentage interests of the Limited Partners in the Final Clause multiplied by 73.052%, subject to increase with any unpurchased Series 300 Units or Managing Dealer Units percentage interest reallocated to all Limited Partners, or the Datalinc Limited Partner, respectively, as specified below, and subject to decrease by any amount distributed pursuant to the Series 100 Preferred Return and Section 9.4 or to the ILC Limited Partner; next, 100% to the Managing Dealer Limited Partner until such Limited Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 2.171%, or such lesser percentage as is actually owned by the Managing Dealer Limited Partners; next, 100% to the General Partner until such General Partner has received Distributions of any type in an amount equal to the following amount: the aggregate total cash Capital Contributions of Series 100, EA, 200, and 300 Limited Partners divided by the aggregate percentage interests of the Series 100, EA, 200, and 300 Limited Partners in the Final Clause multiplied by 1%; and thereafter (the following being the "Final Clause"), assuming the sale of all Series 300 Limited Partnership Units, 2.013% to the Series 100 Limited Partners, .503% to the EA Limited Partners, 10.832% to the Series 200 Limited Partners, 9.524% to the Series 300 Limited Partners, a maximum of 2.171% to the Managing Dealer Limited Partners, such percentage as the ILC Limited Partner is entitled to pursuant to the agreement attached hereto as Exhibit C (the oILC Distributiono), 1% to the General Partner and 73.052% to Datalinc as Limited Partner. If any Series 300 Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to such Limited Partners shall be made or paid to all other Limited Partners, pro-rata in accordance with their interest in the Final Clause. If the Managing Dealer Units or ILC Units have not been acquired, all Allocations or Distributions otherwise to be made or paid to the Managing Dealer Limited Partner or ILC Limited Partner shall be made or paid to Datalinc.

     f. the following special allocation rules shall apply notwithstanding anything to the contrary in this Section 9.3:

               (i) Organization and Offering Expenses. The Capital Account of each Limited Partner shall be charged with the sales commissions which are part of Organization and offering Expenses incurred with respect to his Partnership Units. Syndication Expenses for any Partnership fiscal year or other period shall be specifically allocated to the Limited Partners in proportion to the Partnership Units purchased by them in the offering. In the event the General Partner determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may specially allocate Taxable Profits or Tax Loss so as to achieve the same effect on the Capital Accounts of the Limited Partners;

               (ii) Non-recourse Deductions Attributable to Partner Loans. The loans, if any, made by the Partners to the Partnership pursuant to the provisions of this Partnership Agreement, will be non-recourse loans ("Partner Non-recourse Debt"). Non-recourse Deductions attributable to any such Partner Non-recourse Debt must be allocated to the Partner who has made the loan because such Partner bears the economic risk of loss for such loan. The amount of Non-recourse Deductions so allocated will equal the excess, if any, of the amount of Minimum Gain attributable to such Partner Non-recourse Debt, over the aggregate amount of any distributions during such year to the Partner who bears the risk of loss for such debt of proceeds of such debt that are allocable to an increase in the Minimum Gain attributable to such debt.

               (iii) Excess Loss Reallocation. if any allocation of Tax Loss or Non-recourse Deductions allocable to a Limited Partner (a) would reduce such Limited Partner's Capital Account balance then below zero or (b) would increase the negative balance in such Limited Partner's Capital Account at a time when another Limited Partner has a positive Capital Account balance, then to the extent such allocation would cause the negative Capital Account balance of such Limited Partner (determined after taking into account all prior Distributions and all prior allocations of Taxable Profits, Tax Loss and Non-recourse Deductions), to exceed such Limited Partner's share of the Partnership's Minimum Gain, at the close of the fiscal period in respect of which the Tax Loss or Non-recourse Deductions, as the case may be, is to be allocated, such excess shall be reallocated as follows: (x) first, in the case of Tax Loss, pro rata to all Limited Partners having positive Capital Account balances to the extent of and in proportion to their respective Capital Account balances until such Capital Account balances are reduced to zero and (y) second, in the case of Non-recourse Deductions, pro rata to all Limited Partners having positive Capital Account balances to the extent of and in proportion to their respective Capital Account balances until such Capital Account balances are reduced to zero. However, in no event shall there be a reallocation of any item of income, gain, loss or deduction allocated among the Limited partners pursuant to this Partnership Agreement for prior years.

               In the event that there are no Limited partners with positive balances in their Capital Accounts, such Tax Loss and/or Non-recourse Deductions shall instead be allocated to the General Partner, to the extent permitted by the Regulations under Section 704(b) of the Code, or if not so permitted, then such Tax Loss and/or Non-recourse Deductions shall be allocated as otherwise required by such Regulations. In computing a Partner's Capital Account balance for the purposes of this subsection f(iii), the adjustment set out in subsection f(viii) shall apply;

               (iv) General Partner Gross Income Allocations. To the extent that Tax Loss or Non-recourse Deductions are allocated to the General Partner under Section 9.3f(iii), then items of Partnership gross income shall be specifically allocated to such General Partner in the amount of such Tax Loss or Non-recourse Deductions as quickly as possible;

               (v) Qualified Income Offset. Except as otherwise provided in (vi) of this Section 9.3f, in the event any Partner receives or is allocated, as the case may be, any Qualified Income Offset Items which cause or increase a deficit balance in the Capital Account of such Partner in excess of such Partner's share of the Partnership's Minimum Gain and following the allocations in (vi) of this Section 9.3f, then items of Partnership Gross Income shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Partner's Capital Account created by such Qualified Income Offset Items as quickly as possible. Gross Income shall be allocated among such partners in the proportion that the deficit balances attributable to the Qualified Income Offset Items of each of them bears to the deficit balance so attributable to all of them. This Section 9.3f(v) is intended to constitute a "qualified income offset" within the meaning of Section 1.704 l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith;

               (vi) Minimum Gain Chargeback. Notwithstanding any other provisions of this Section 9.3f, if there is a net decrease in Minimum Gain during any Partnership fiscal year, each partner must be allocated items of income and gain for such year in proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such partner's share of the net decrease in partnership Minimum Gain during such year that is allocable to the disposition of the Partnership Property subject to non-recourse liabilities of the Partnership; or (ii) the deficit balance in such partner's capital account at the end of such year determined without regard to any allocation of partnership items that would otherwise be allocated for such year and excluding the portion of such deficit balances that must be restored to the Partnership upon liquidation.

               Allocations  and the items to be  allocated  under  this  Section
          9.3f(vi) shall be made and determined in accordance with Section 1.704-1T(b)(4)(iv) of the Regulations. This Section 9.3f(vi) is intended to constitute a "minimum gain chargeback" within the meaning of Section 1.704-1T(b)(4)(iv)(e) of the Regulations and shall be interpreted consistently therewith;

               (vii) Subject only to Section 9.3f (i) through (vi) in no event shall the General Partner be allocated less than 1% of Taxable Profits and Tax Loss of the Partnership (and each item of Partnership income, gain, loss and deduction included therein) under this Section 9.3;

               (viii) For purposes of determining the balances in the Partners' Capital Accounts with respect to items (iii), (v) and (vi) in this
          Section 9.3f, such Capital Accounts shall be: (a) reduced by Distributions made prior to and contemporaneous with any allocation;
          (b)  reduced  at the  end of  each  Partnership  fiscal  year  by such
          Partner's Qualified Income Offset Items in accordance with the requirements for the alternate test of economic effect under Section 1.704-1(b)(2)(ii)(d) of the Regulations (or any corresponding provisions of succeeding regulations); (c) increased to the extent that such partner is treated as obligated to restore a deficit balance in his Capital Account upon liquidation as provided under Section 1.704-1(b)(2)(ii)(c) of the Regulations; and (d) increased to the extent of his distributive share of the Partnership's Minimum Gain which such Partner is treated as obligated to restore pursuant to the penultimate sentence of Section 1.7041T(b)(4)(iv)(f) of the Regulations.

     g. If the taxing authorities ignore the characterization of the amounts paid to the General Partner as compensation pursuant to Article IX hereof, and refuse to treat such payments as either guaranteed payments within the meaning of Section 707(c) of the Code, or payments made to the General Partner other than in its capacity as partner within the meaning of Section 707(a) of the Code, and, as a result such payments are charged to its Capital Account, then the General Partner shall be allocated the first available Taxable Profits of the Partnership in an amount equal to the amount so charged, and the General Partner's Capital Account shall be adjusted to reflect the payment of such amount.

     h. Any allocation of Taxable Profit or Tax Loss which is required to be allocated among the Partners to take into account the disparity between the fair market value of a Partnership asset and its adjusted basis (e.g., allocations under Section 704(c) of the Code), shall be allocated among the Partners in accordance with the requirements of the Code and the Regulations promulgated thereunder.

     i. No Tax Loss shall be allocated to the Limited Partners to the extent such Tax Loss results from (i) a casualty loss which is uninsured or which exceeds the amount of applicable insurance, (ii) liability to the Partnership which results from negligence or intentional action or inaction on the part of any entity, or (iii) loss which causes the Partnership to become insolvent or which accrues after the Partnership has become insolvent. All such Tax Loss shall be allocated to the General Partner.

9.4  MISCELLANEOUS ALLOCATION AND DISTRIBUTION MATTERS.

     It is intended that the allocation rules set forth in Section 9.3, together with Article XII hereof, shall result in the Capital Accounts of the Partners equaling zero following the complete winding up of the Partnership and the Distributions provided for in Section 9.2. The allocation provisions of this Partnership Agreement in Section 9.3 shall be construed in such a way by the General Partner in order to validate the Distributions provided for in Section 9.2.(c) Upon liquidation of the partnership.

     The percentage interest of the Series 100/Series EA in the aggregate and 200 Limited Partners set forth in this Article 9 is subject to adjustment immediately prior to the commencement of a successful public offering for the Partnership and/or its business as follows: First, determine the Market Capitalization of the entity offering the securities post-IPO as follows: If 1/3 of the Issuer is sold to the public for $15,000,000, then the Market Cap would be $45,000,000. Subtract the amount of money raised in the IPO from the Market Cap to get the Pre-IPO Valuation. (This example: $45,000,000 - $15,000,000 = $30,000,000). Then subtract from the Pre-IPO Valuation the value of any other businesses included in the Issuer, including but not limited to, the business of Datalinc, Ltd., as determined by the lead underwriter in the IPO in its sole and absolute discretion (which determination shall be binding on all parties hereto) to get the Pre-IPO Valuation of the Business of the Partnership. (This example: assume valuation of other businesses is $8,000,000). Multiply the Pre-IPO Valuation of the Business of the Partnership (This example: $30,000,000 - $8,000,000 = $22,000,000) by 70% to get the Discounted Pre-IPO Valuation of the Business of the Partnership. (This example: $22,000,000 x 70% = $15,400,000). If less than $18,000,000, multiply 16 2/3% (assuming sale of all Series 200 Units) by [$18,000,000 divided by the Discounted Pre-IPO Valuation of the Business of the Partnership] to determine the Adjusted Ownership Percentage of Series 200 Units. (This example: $18,000,000 divided by $15,400,000 = 1.17 x 16 2/3% =
19.48%). This provision only applies if the Discounted Pre-IPO Valuation of the Business of the Partnership is less than $18,000,000. Any increase in the Adjusted Ownership Percentage of Series 200 Units above 16 2/3% shall result in a corresponding decrease in the relevant percentage ownership of the Business of the Partnership of the Datalinc Limited Partner. This adjustment shall only be used to determine the percentage ownership of the Series 200 Limited Partners in the entity issuing securities in the IPO.

9.5  OPTIONAL REVALUATION OF PARTNERSHIP PROPERTY.

     Upon the occurrence of (i) a contribution of money or property to the Partnership (after the initial admittance of the Limited Partner) by a new or existing partner as consideration for an interest in the Partnership, (ii) a distribution of money or property by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership, or (iii) in connection with the liquidation of the Partnership, the General Partner may elect to increase or decrease the respective Capital Accounts of all Partners to reflect a revaluation of Partnership property on the books of the Partnership; provided:

     a. Such adjustments must be based on the fair market value of the property on the date of adjustment;

     b. The adjustments reflect the manner in which the unrealized income, gain, loss or reduction inherent in such property (that has not been reflected in the Capital Accounts of the Partners previously) would be allocated among the Partners under this Section 9.4 if there were a taxable disposition of such property for such fair market value on the adjustment date;

     c. Thereafter, the Capital Accounts of the Partners are adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property; and

     d. Thereafter, the Partners' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and the book value of such property in the same manner as under Code Section 704(c) and Treasury Regulations Section 1.704-1(b)(4)(i).

9.6  GENERAL PARTNER'S CONTRIBUTION TO CAPITAL.

     a. Upon a "liquidation" of the Partnership within the meaning of Section 1.704- 1(b)(2)(ii)(g) of the Regulations and after the application of Sections
9.2 and 9.3 for all fiscal years of the Partnership, including the year in which such "liquidation" occurs, to the extent any General Partner has a negative Capital Account, such General Partner shall contribute cash to the Partnership in an amount equal to the lesser of (i) its negative Capital Account or (ii) the product of (x) a fraction, the numerator of which is that General Partner's negative Capital Account balance and the denominator of which is the total negative Capital Account balances of all the General Partners, and (y) 1.01% of the Original Capital Investment of the Limited Partners, within the time period prescribed by Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations. The proceeds of any such contribution shall be distributed to the Limited Partners with positive Capital Accounts in proportion thereto as specified in Section 9.2(d),
9.4 and 12.3.

     b. In the event a General Partner is required to contribute to the capital of the Partnership because of a liquidation under the Regulations that does not result in a dissolution and winding up, the amount of such contribution may be distributed to that General Partner after such contribution as long as that General Partner acknowledges its obligation under Section 9.6a to make up deficits in its Capital Account in the Partnership.

9.7  LIMITED PARTNERS' CONSENT TO DISTRIBUTIONS AND ALLOCATION METHODS.

     The methods hereinabove set forth in this Article IX by which Distributions and allocations of income, gain, loss, deductions, tax credits and other tax items are made and apportioned are hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner.

9.8  LIQUIDATION DISTRIBUTION.

     In the event that the Partnership is terminated, Distributions shall be applied in the manner set forth in Articles 9.2(d), 9.4 and XI hereof.

9.9  GENERAL PARTNER'S OPINION FINAL.

     The opinion of the General Partner shall be final and conclusive with respect to all disputes as to computation and determinations required to be made under this Article and Articles X and XII.

9.10 AUTHORITY TO VARY ALLOCATIONS TO PRESERVE AND PROTECT PARTNERS' INTENT; OTHER AUTHORITY.

     a. It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article, the General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article to the extent that allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Article would cause the determinations and allocations of each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder.

     b. In making any allocation (the "new allocation") under the foregoing paragraph, the General Partner is authorized to act only after having been advised by counsel specializing in tax matters (the "Special Tax Counsel") that under Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is an appropriate modification of the allocations otherwise provided for in this Article in order to assure that, either in the then current year or in any preceding year, such Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Article to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

     c. If the General Partner is required to make any new allocation in a manner less favorable to any Partner than is otherwise provided for in this Article, the General Partner is authorized and directed to do so, insofar as it is advised by Special Tax Counsel that it is permitted by Section 704(b) of the Code to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in a manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to such Partners on a present value basis as nearly as possible to the allocations thereof otherwise contemplated by this Article.

     d. New allocations made by the General Partner in reliance upon the advice of Special Tax Counsel and allocations made by the General Partner under the previous paragraph in reliance upon the advice of Special Tax Counsel shall be deemed to be made in good faith pursuant to the fiduciary obligation of the General Partner to the Partnership and the Partners, and no such allocation shall give rise to any claim or cause of action by an Partner. Any modification made pursuant to this Section shall be deemed to be a complete substitute for any allocation made pursuant to the Partnership Agreement, and approval of any such change by the Limited Partners is not required.

     e. The General Partner may similarly amend this Agreement to permit the Partnership to comply with any Department of Labor regulations concerning Plan Assets.


                                   ARTICLE X

                                AMOUNTS WITHHELD

     All amounts which the Partnership is required by law to withhold pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Unit Holders shall be treated as amounts distributed to the Unit Holders pursuant to Article IX for all purposes under this Agreement. The General Partner may allocate any such amounts among the Units Holders in any manner that is in accordance with applicable law.


                                   ARTICLE XI

                   RECORDS AND BOOKS OF ACCOUNT; FISCAL YEAR;
                          BANKING; REPORTS TO PARTNERS

11.1 RECORDS AND BOOKS OF ACCOUNT.

     The General Partner shall maintain or cause to be maintained, at the Limited Partnership's principal office or at such other place or places as the General Partner from time to time may determine, full and accurate records and books of account of the Limited Partnership's business. Such records and books of account shall be maintained on the method of accounting determined by the General Partner to be most advantageous to the Limited Partnership. Each Partner shall have the right of inspection and copying of such records and books of account, at his or its expense.

11.2 FISCAL YEAR.

     The fiscal year of the Limited Partnership shall be the calendar year.

11.3 BANKING.

     An account or accounts in the name of the Limited Partnership shall be maintained at such financial institution(s) as the General Partner may select. All uninvested funds of the Limited Partnership shall be deposited in an account of the Partnership at such financial institution(s). All funds so credited to the Limited Partnership in any such account shall be subject to withdrawal by checks made in the name of the Limited Partnership and signed by the General Partner or such person or persons as the General Partner may from time to time designate.

11.4 REPORTS TO PARTNERS

     a. As soon as reasonably practical, but in no event later than ninety (90) days after the close of each fiscal year of the Limited Partnership, the General Partner shall cause to be prepared and furnished to each Partner:

          (i) The information necessary for the preparation by such Partner of his or its Federal, state and other income tax returns;

          (ii) The amount in the Capital Account of such Partner as of the last day of such fiscal year;

          (iii) An income statement and balance sheet of the Limited Partnership as of the last day of such fiscal year, which shall be prepared by a certified public accountant and

          (iv) Such other information as the General Partner deems reasonably necessary for the Partners to be advised of the current status of the Limited Partnership and its business.


                                  ARTICLE XII

                   DISSOLUTION; LIQUIDATION; AND TERMINATION

12.1 DISSOLUTION.

     The Limited Partnership shall be dissolved upon the first to occur of any of the following events:

     a. The expiration of the term provided for in Section 2.4 hereof;

     b. The withdrawal, dissolution or Bankruptcy of a or the last remaining General Partner unless the Limited Partnership's business is continued as provided in Section 12.2 hereof;

     c. The sale of all or substantially all of its assets, including, but not limited to, the Network, and the collection and distribution of the proceeds thereof;

     d. The unanimous consent thereto of all Partners.


12.2 RIGHT TO CONTINUE THE LIMITED PARTNERSHIP'S BUSINESS.

     The withdrawal, dissolution or Bankruptcy of the last remaining General Partner shall cause a dissolution of the Limited Partnership unless the remaining Limited Partners acting by Majority Vote exercise the right, but not the obligation exercisable within sixty (60) days from such withdrawal, dissolution or Bankruptcy to admit a new General Partner to the Limited Partnership upon such terms and conditions as they shall agree, and to elect to continue the Limited Partnership's business, in a reconstituted form as herein provided. If there is an event of withdrawal of a General Partner at a time when there is at least one other General Partner, the business of the Partnership may be carried on by the remaining General Partner. If the remaining General Partner or General Partners do not so elect, the business of the Partnership may nonetheless be carried on if, within ninety (90) days after the withdrawal, all Partners agree in writing to continue the business of the Partnership and to appoint one or more additional General Partners if necessary or desired. If, pursuant to the foregoing, the Limited Partnership shall not be dissolved but shall continue, the interest therein and thereto of the withdrawn, dissolved or Bankrupt General Partner shall be reconstituted into a Limited Partner's interest with otherwise equivalent benefits, shall pass to such former General Partner's successor-in-interest or legal representative, and such reconstituted limited partnership shall have the exclusive right to use the Limited Partnership's firm name and style.

12.3 LIQUIDATION.

     a. Upon the dissolution of the Limited Partnership, the General Partner shall take or cause to be taken a full account of the Limited Partnership's assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Limited Partnership's assets and to terminate its business. The cash proceeds from the liquidation, as and when available therefor, shall be applied and distributed in the following order:

          (i) to the payment of all taxes, debts and other obligations and liabilities of the Limited Partnership, including the necessary expenses of liquidation, but excluding therefrom secured creditors whose obligations continue in existence after the liquidation of the Limited Partnership assets; provided however, that all debts and other obligations and liabilities of the Limited Partnership as to which personal liability exists with respect to any Partner shall be satisfied or a reserve established therefor, prior to the satisfaction of any debt or other obligation or liability of the Limited Partnership as to which no such personal liability exists for either the Limited Partnership or any Partner; provided however, that where a contingent debt, obligation or liability exists, a reserve, in such amount as the General Partner deems reasonable, shall be established to meet such contingent debt, obligation or liability, which reserve shall be distributed as provided in this paragraph (a) only upon the termination of such contingency; and

          (ii) all remaining proceeds in liquidation of the Limited Partnership shall be distributable pursuant to the provisions of Section 9.2, 9.3 and
     9.4 hereof.

     b. The General Partner shall administer the liquidation of the Limited Partnership and the termination of its business. The General Partner shall be allowed a reasonable time for the orderly liquidation of the Limited Partnership's assets and the discharge of liabilities to creditors, so as to minimize losses resulting from the liquidation of the Limited Partnership's assets.

     c. Anything herein contained to the contrary notwithstanding, the General Partner shall not be personally or otherwise liable for the return of the Limited Partners' Capital Contributions, or any part thereof. Any such return shall be made solely from the Limited Partnership's assets.

     d. Except as otherwise provided herein, no dissolution or termination of the Limited Partnership shall relieve, release or discharge any Partner, or any of his or its successors, assigns, heirs or legal representatives, from any previous breach or default of, or any obligation theretofore incurred or accrued under any provision of this Agreement, and any and all such liabilities, claims, demands or causes of action arising from any such breaches, defaults and obligations shall survive such dissolution and termination.

     e. Each Limited Partner shall look solely to the assets of the Limited Partnership for the return of his Capital Contributions, and if the Limited Partnership property remaining after the payment or discharge of the debts and liabilities of the Limited Partnership is insufficient to return the Capital Contributions of each Limited Partner, such Limited Partner shall have no recourse against the General Partner or any other Limited Partner. The winding up of the affairs of the Limited Partnership and the distribution of its funds shall be conducted exclusively by the General Partner, except as provided herein, who are hereby authorized to do any and all acts and things authorized by law for such purposes.

12.4 LIMITED PARTNERS' RIGHTS.

     If necessary, a special liquidator may be appointed by Limited Partners owning more than fifty percent (50%) of the Limited Partnership Units of the Partnership. In connection with any such winding up and liquidation, an independent certified public accountant retained by the Partnership shall, if requested by Limited Partners owning more than fifty percent (50%) of the Units of the Partnership, audit the Partnership as of the date of termination, and such audited statement shall be furnished to all Partners.

12.5 GAINS OR LOSSES IN PROCESS OF LIQUIDATION.

     Any gains or losses on disposition of the Network in the process of liquidation shall be credited or charged to the Partners in the manner specified in Article IX. No property shall be distributed in kind.

12.6 INSTRUMENTS OF TERMINATION.

     Upon the termination of the Partnership, the General Partner (or special liquidator, as the case may be) shall make such filings and do such other acts as shall be required by the Partnership Law, and the Partners hereby agree to execute and deliver to the General Partner (or special liquidator, as the case may be) such certificates or documents as shall be. so required.

12.7 TIME OF LIQUIDATION.

A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the losses attendant upon a liquidation.

12.8 NO RIGHT OF PARTITION.

     The Partners and Assignees and their estates or representative upon death or the receiver upon bankruptcy or dissolution shall have no rights to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition, sale, or appraisal of the Partnership's Network, whether or not upon dissolution and termination of the Partnership, notwithstanding any provision of law to the contrary.

     Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then until payment of such amount by him, the liquidator shall


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retain such Partner's distributive share of Partnership Properties or assets and apply the income therefrom to the liquidation of such indebtedness and the cost of operation of such Properties or assets during the period of such liquidation; however, if at the expiration of six (6) months after the statement for which provision is made herein has been given to such Partner, such amount has not been paid or otherwise liquidated, the liquidator may sell the interest of such Partner at public or private sale at the best price immediately obtainable which shall be determined in the sole judgment of the liquidator. So much of the proceeds of such sale as shall be necessary shall be applied to the liquidation of the amount then due under this Article, and the balance of such proceeds, if any, shall be delivered to such Partner.

12.9 TERMINATION.

Upon compliance with the foregoing plan of liquidation and distribution, the General Partner shall file or cause to be filed a Certificate of Cancellation of the Certificate of Limited Partnership as well as any and all other documents required to effectuate the dissolution and termination of the Limited Partnership and the Limited Partnership thereupon shall be terminated.


                                  ARTICLE XIII

                               PARTNERSHIP STATUS

     Anything in this Agreement to the contrary notwithstanding, it is expressly intended that the entity formed hereby be a partnership as determined by the applicable provisions of the Code, the rules and regulations promulgated thereunder, and other laws pertaining thereto, and that in every respect all of the terms and provisions hereof shall at all times be so construed and interpreted as to give effect to this intent. In the event that the Internal Revenue Service of the United States or any governmental authority having jurisdiction shall in any way or at any time determine that any provision or provisions of this Agreement affects the status of this entity, the General Partner shall amend or modify the terms and provisions of this Agreement to the extent necessary to comply with the rules, regulations and requirements of the Internal Revenue Service of the United States or any other government authority having jurisdiction, in order that the entity formed hereby be treated as a partnership, be taxable as such, and the Partners hereof taxable as partners of a partnership; which modification or amendment shall be retroactively applied to the date of this Agreement.


                                  ARTICLE XIV

                               GENERAL PROVISIONS

14.1 NOTICES.

     Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Limited Partner in connection with the business of the Partnership shall be duly given if delivered personally in writing, or if sent by mail or telegraph, to the last address furnished by such Limited Partner. Written notice to the General Partner or the Partnership shall be given when actually received at the principal office of the Partnership.


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14.2 SURVIVAL OF RIGHTS.

     This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

14.3 HEADINGS.

     The headings of the Articles and subparagraphs of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

14.4 AGREEMENT IN COUNTERPARTS.

     This Agreement, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement, by each of the parties hereto on the dates respectively indicated in the acknowledgments of said parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart, to be effective as of the day and year first above written. For purposes of recording a Certificate of Limited Partnership, a second signature page and acknowledgment page may be attached to each counterpart hereof, and the second signature page and the acknowledgment page pertaining thereto may be detached from the counterpart, when executed, and attached to another counterpart, which other counterpart may thereafter be filed as the Certificate of Limited Partnership.

14.5 GOVERNING LAW.

     This Agreement is enforceable in accordance with its terms and shall be governed, construed and enforced according to the laws of the State of Florida. All Limited Partners consent to the jurisdiction of state and federal courts in Florida and appoint the Secretary of State of Florida as agent for service of process.

14.6 (RESERVED)

14.7 VALIDITY.

     Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed severable from this Agreement and shall not affect the remainder hereof.

14.8 AMENDMENT.

Except as otherwise provided in this Agreement, this Agreement may be amended by a vote of the General Partner and a Majority Vote of Limited Partners at a meeting called pursuant to this Agreement.

14.9 PRONOUNS.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.





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
14.10 RIGHT TO RELY UPON THE AUTHORITY OF THE GENERAL PARTNER.

     The General Partner shall be authorized to bind the Partnership by its signature alone, which may be a facsimile signature, and persons dealing with the Partnership may rely upon the representation of the General Partner that such General Partner has the authority to make any commitment or undertaking on behalf of the Partnership. No person dealing with the General Partner shall be required to determine its authority to make such commitment or undertaking, nor to determine whether the General Partner concurs in the commitment or undertaking or any other fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest therein owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers shall have received written notice from the Partnership respecting the same.

14.11 LOAN RESTRICTIONS.

     A creditor who makes a non-recourse loan to the Partnership must not have, or acquire, at any time as a result of making the loan, any direct or indirect interest greater than 20% in the profits, capital or property of the Partnership other than as a secured creditor.

14.12 MERGER.

     This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the matters described herein.

14.13 ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement or any provision thereof shall be settled by binding arbitration at Tampa, Florida, in a manner agreed upon by the General Partner and any Limited Partners directly affected, or if not otherwise agreed upon, then in accordance with the rules of the American Arbitration Association in effect at that time. Judgment upon the award so rendered may be entered in any court having competent jurisdiction thereover. The costs of the arbitration shall be borne by the non-prevailing party, including the cost of experts, evidence and legal counsel (and all employees and assistants) of the prevailing party.


14.14 TAX MATTERS PARTNER.

     a. The General Partner is hereby designated as the Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code (the "Tax Matters Partner"). Each Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     b. The duties of the Tax Matters Partner may include the following:

          (1) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits, interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary").

          (2) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of the administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such administrative proceeding being referred to hereinafter as a "Tax Audit" and such judicial proceeding being referred to hereinafter as "Judicial Review").

          (3) If the Tax Matters Partner, on behalf of the Partnership, receives a notice with respect to the Partnership tax audit from the Secretary, the Tax Matters Partner shall, within 30 days of receiving such notice, forward a copy of such notice to the Partners who hold or held an interest (through their Interests) in the profits or losses of the Partnership for the Partnership taxable year to which the notice relates.

     c. The Tax Matters Partner is hereby authorized, but not required:

          (1) To enter into any settlement agreement with the Internal Revenue Service or the Secretary with respect to any Tax Audit or Judicial Review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

          (2) In the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "Final Adjustment") is mailed to the Tax Matters Partner, to seek Judicial Review of such Final Adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the Court of Claims;

          (3) To intervene in any action brought by any other Partner for Judicial Review of a Final Adjustment;


          (4) To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for Judicial Review with respect to such request;

          (5) To enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) To  take  any  other  action  on  behalf  of the  Partners  or the
     Partnership  in  connection  with  any   administrative   or  judicial  tax
     proceeding to the extent permitted by applicable laws or regulations.

     d. The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any Tax Audit or Judicial Review with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made of Cash Available for Distribution or any discretionary reserves are set aside by the General Partner. Neither the General Partner, any Affiliate, nor any other person or entity shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the provisions on limitations of liability of General Partner and indemnification set forth in this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

14.15 BINDING EFFECT.

     Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and assigns.

14.16 CONSTRUCTION.

     Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

14.17 SEVERABILITY.

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14.18 INCORPORATION BY REFERENCE.

     Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

14.19 ADDITIONAL DOCUMENTS.

     Each Partner, upon the request of any General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

14.20 WAIVER OF ACTION FOR PARTITION.

     Each of the Partners irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Partnership Network.




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
14.21 SOLE AND ABSOLUTE DISCRETION.

     Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

14.22 CERTIFICATES REPRESENTING UNITS.

     The Partnership shall issue Certificates representing the Units to all Limited Partners.


                                   ARTICLE XV

                       ADDITIONAL CAPITAL CONTRIBUTIONS,
                           FINANCING AND ASSESSMENTS

15.1 The General Partner may permit persons (including persons who are concurrently admitted as Limited Partners, pursuant to the provisions of this Agreement) to make additional Capital Contributions at such times, through sale of Units or otherwise, in such amounts and form and for such consideration as the General Partner and the Majority Vote of the Limited Partners , and to receive therefor, additional Units. Contributions to the Partnership's capital may be made in any of the following forms: cash, notes or relinquishment of legal rights or reduction of Partnership obligations pursuant to notes, debentures, bonds and other kinds of debt obligations issued by the Partnership.

15.2 All Units offered pursuant to this Article XV shall be initially offered pro rata to all existing Limited Partners in accordance with their Sharing Ratio. Any Units not purchased by the existing Limited Partners within thirty
(30) days of notice of the right to purchase the Units may be offered by the General Partner to any person or entity in its sole discretion.

15.3 The General Partner or its Affiliates, or both, may, in addition to any of its previous Capital Contributions, make additional Contributions in cash to the capital of the Partnership in the manner specified in this Article, provided such additional Contributions shall be regarded as in payment of Limited Partners' Units and not of General Partner's Units. In addition, the General Partner may purchase those fractional interests in the Partnership attributable to the unpaid obligations by Limited Partners by paying such obligations and assuming said fractional interests.

15.4 Fractional Limited Partnership Units may be issued at the sole discretion of the General Partner.

15.5 Consistent with the foregoing, after the expenditure or commitment of the Original Invested Capital, additional Partnership activities may be financed by any method which the General Partner believes to be appropriate under the circumstances, by borrowing funds, utilizing Partnership revenues and other accepted methods of financing.

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals the day and year first above written.

                                                GENERAL PARTNER:

                                                FASTCOM MANAGEMENT, INC.


                                                By:



                                                DATALINC, LTD.













































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